Exhibit 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is entered into as of August 27, 2009 (the “Signing Date”), by and between Facet Biotech Corporation, a Delaware corporation having a principal place of business at 1500 Seaport Blvd., Redwood City, California 94063 (“Facet”) and Trubion Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 (“Trubion”).  Facet and Trubion may each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Facet and Trubion are engaged in the research and development of pharmaceutical products;

WHEREAS, Trubion has developed a proprietary compound known as TRU-016 directed at the CD37 Antigen (as defined below) and shall initially manufacture such compound for the collaboration; and

WHEREAS, Facet and Trubion desire to collaborate on the research, development and commercialization of products directed at the CD37 Antigen (as defined below) as provided herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS.

1.1                               “AAA” has the meaning set forth in Section 15.3.

1.2                               “Acquired Party” has the meaning set forth in Section 7.3.

1.3                               “Affiliate(s)” means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person for so long as such control exists.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or other means.

1.4                               “Audited Party” has the meaning set forth in Section 9.9(b).

1.5                               “Auditing Party” has the meaning set forth in Section 9.9(b).

1.6                               “Bankrupt Party” has the meaning set forth in Section 14.7.

1.7                               “BLA” means a Biologic License Application, as defined in the United States Public Health Service Act, as amended, and applicable regulations promulgated thereunder by the FDA.

1.8                               “Bulk API” means the active pharmaceutical ingredient form of a Product in bulk form.

1.9                               “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in the State of Washington or California.

1.10                        “Calendar Quarter” means, for each Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.11                        “Calendar Year” means, for the first calendar year, the period commencing on the Signing Date and ending on December 31 of the calendar year during which the Signing Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.12                        “CD37 Antigen” means the human protein antigen that is known as CD37, and identified as a full length CD37 protein antigen [ * ].

1.13                        “CD37 Competitor” means a Third Party who is at the applicable time Developing or Commercializing a protein therapeutic that [ * ].

1.14                        “Change of Control” means, with respect to a Party: (i) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (ii) a merger, reorganization, or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, or consolidation; or (iii) a Person or group of Persons, acting in concert acquire more than fifty percent (50%) of the voting equity or management control of such Party.

1.15                        “CHMP” means the Committee for Medicinal Products for Human Use that is responsible for preparing the opinions on all questions concerning medicinal products for human use for the European Medicines Agency, or any successor thereto.

1.16                        “Clinical Costs” means all costs incurred by or on behalf of a Party that are directly attributable and reasonably allocated to the conduct of Clinical Trials of a Collaboration Product, [ * ], whether alone or in combination with another product or agent. [ * ], Clinical Costs shall consist of the following: (a) the preparation for and conduct of Clinical Trials (except for related Manufacturing Costs otherwise included in Development Costs); (b) data collection and analysis, and report writing; and (c) clinical laboratory work. Notwithstanding the above, Clinical Costs shall exclude costs incurred in connection with Phase IV Clinical Studies for purposes other than label expansion and Regulatory Approval, and post-marketing surveillance activities, which shall be considered Sales and Marketing Costs.  Clinical Costs shall be calculated in accordance with GAAP, consistently applied with allocations by a Party calculated in accordance [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17                        “Clinical Trial” means any human clinical trial of a Product.

1.18                        “Collaboration” has the meaning set forth in Section 2.1.

1.19                        “Collaboration Inventions” has the meaning set forth in Section 10.1(a).

1.20                        “Collaboration Product” means a Product with respect to which neither Party has exercised the Opt-Out Option, nor has been deemed to have exercised its Opt-Out Option under Section 14.2(b).

1.21                        “Combination Product” means any product containing as active ingredients both (a) a Royalty Product and (b) one or more other pharmaceutically active compounds or substances.

1.22                        “Commercialization Budget” means the budget of Commercialization Costs set forth in the Commercialization Plan to be incurred by the Parties in connection with the performance of the Commercialization Plan.

1.23                        “Commercialization Costs” means all costs incurred by or on behalf of a Party in performing its obligations under the then-current Commercialization Plan that are directly attributable and reasonably allocated to the Commercialization of a Collaboration Product in the Field in the Territory. [ * ], Commercialization Costs shall consist of: (a) Manufacturing Costs for a Collaboration Product for commercial sale; (b) Sales and Marketing Costs; (c) costs associated with Medical Education Activities incurred after the First Commercial Sale of the applicable Collaboration Product, and other ancillary services to the foregoing; (d) Distribution Costs; (e) subject to Section 8.7, payment to a Third Party under a Future Third Party License incurred after the First Commercial Sale of the applicable Collaboration Product; (f) Trademark Costs incurred after the First Commercial Sale of the applicable Collaboration Product; (g) patent costs described in Section 10.3(b)(i); and (h) patient assistance and indigent/expanded access programs with respect to a Collaboration Product.  Commercialization Costs shall specifically exclude general corporate and administrative overhead of each Party.  In the calculation of Commercialization Costs, a Party’s FTE effort shall be calculated at the FTE Rate. Commercialization Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.24                        “Commercialization Plan” means the written plan for the Commercialization of a Collaboration Product described in Section 5.2.

1.25                        “Commercialize” means to promote, market, distribute, sell (and offer for sale or contract to sell) or provide product support for a Product, including by way of example: (a) detailing and other promotional activities in support of a Product; (b) advertising and public relations in support of a Product, including market research, development and distribution of selling, advertising and promotional materials, field literature, direct-to-consumer advertising campaigns, media/journal advertising, and exhibiting at seminars and conventions; (c) developing reimbursement programs and information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities; (d) conducting Medical Education Activities and journal advertising; and (e) conducting Phase IV Clinical Studies for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

purposes other than label expansion and Regulatory Approval, and post-marketing surveillance activities. For clarity, “Commercializing” and “Commercialization” have a correlative meaning.

1.26                        “Commercial Supply Agreement” has the meaning set forth in Section 6.5.

1.27                        “Committee” means the JSC, the JDC, the JCC, the JFC, the JPC, or any other committee established by the JSC in accordance with the terms of this Agreement.

1.28                        “Competing Program” has the meaning set forth in Section 8.5.

1.29                        “Confidential Information” of a Party means all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business information or objectives, that is communicated in any way or form by such Party to the other Party pursuant to this Agreement, and that is identified as confidential at the time of disclosure; provided that, information not identified as confidential by the disclosing Party shall be deemed to be Confidential Information of the disclosing Party if the receiving Party knows, or should have had a reasonable expectation, that such information communicated by the disclosing Party is confidential or proprietary information of the disclosing Party.  Notwithstanding the foregoing, [ * ].  All confidential information disclosed by either Party pursuant to that certain Mutual Non-Disclosure Agreement between the Parties dated December 22, 2008 (the “Non-Disclosure Agreement”) that is related to the subject matter of this Agreement shall be deemed to be such Party’s Confidential Information hereunder.  The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

1.30                        “Consolidated Party” and “Consolidation Party” shall have the respective meanings set forth in Section 9.9(e).

1.31                        “Control” or “Controlled” means, with respect to any item of Know-How, Patent Rights, or other intellectual property right, the possession (whether by ownership or license, other than a license granted by one Party to the other pursuant to this Agreement) by a Party of the ability to grant to the other Party access, a license or a sublicense (as applicable), or to extend other rights as provided in this Agreement, to such intellectual property right, without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required to grant any such access, license or sublicense under this Agreement.

1.32                        “Co-Commercialization” means the joint Commercialization of a Collaboration Product in the Field, in the Territory by both Parties under the terms of this Agreement.  “Co-Commercialize,” when used as a verb, means to engage in such Co-Commercialization.

1.33                        “Co-Development” means the joint Development of a Collaboration Product in the Field, in the Territory by both Parties under the terms of this Agreement.  “Co-Develop,” when used as a verb, means to engage in such Co-Development.

1.34                        “Detail” or “Detailing” means an interactive presentation ([ * ]) by a Party’s sales representative, to one or several medical professional(s) having prescribing authority in the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

applicable territory in the Field, as well as to other mutually agreed individuals or entities that have the ability to impact or influence prescribing decisions in the applicable territory in the Field, where the principal objective of such presentation is to emphasize the features and function of such Collaboration Product in the Field in compliance with applicable Laws.  A Detail does not include a reminder or sample drop or [ * ].

1.35                        “Development” or “Develop” means research, pre-clinical and clinical drug development activities pertaining to a Product, including, without limitation, toxicology, pharmacology, test method development, stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), regulatory affairs, pharmacovigilance and Regulatory Approval and clinical study regulatory activities (including regulatory activities directed to obtaining pricing and reimbursement approvals). Development shall include development and regulatory activities for additional indications for a Product after Regulatory Approval of such Product, but shall exclude Phase IV Clinical Studies for purposes other than label expansion and Regulatory Approval and post-marketing surveillance activities.

1.36                        “Development Budget” means the budget for Development Costs set forth in the Development Plan which shall include a detailed budget for the first year thereof, which budget shall be allocated between the Parties [ * ].

1.37                        “Development Costs” means the costs incurred by or on behalf of a Party in performing its obligations under the then-current Development Plan, that are directly attributable and reasonably allocated to the Development of a Collaboration Product, [ * ], in the Field in the Territory, and that are directed to achieving or maintaining Regulatory Approval of such Collaboration Product or Royalty Product.  The Development Costs shall include amounts, without mark-up, that a Party pays to Third Parties involved in such Development of a Collaboration Product, and all internal costs incurred by a Party in connection with such Development of such Collaboration Product. [ * ], Development Costs include the following: (a) preclinical costs, such as toxicology and the creation of product assays such as those for pharmacokinetic and immunogenicity testing; (b) formulation development, process development, test method development, delivery system development, stability testing and statistical analysis; (c) Clinical Costs; (d) costs associated with Medical Education Activities incurred prior to the First Commercial Sale of the applicable Collaboration Product, and other ancillary services to the foregoing, (e) Manufacturing Costs for a Collaboration Product for use in preclinical and clinical activities including the manufacture, purchase or packaging of comparators or placebo for use in Clinical Trials of a Collaboration Product (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for any Collaboration Product), as well as the direct costs and expenses of disposal of drugs and other supplies used in such clinical studies; (f) subject to Section 8.7, payment to a Third Party under a Future Third Party License incurred prior to the First Commercial Sale of the applicable Collaboration Product; (g) losses incurred in connection with claims set forth in Section 13.5, to the extent provided therein; (h) development of the Manufacturing process for a Collaboration Product (including with respect to any excipients or adjuvants included in such Collaboration Product) and related scale-up, manufacturing process validation, manufacturing process improvements, and qualification and validation of Third Party contract manufacturers; (i) regulatory expenses relating to Development activities for the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

purpose of obtaining Regulatory Approval for an indication for a Collaboration Product; (j) patent costs described in Section 10.3(b)(i); (k) Trademark Costs incurred prior to the First Commercial Sale of the applicable Collaboration Product; and (l) other out-of pocket Collaboration Product Development expenses that meet the criteria set forth above in this Section 1.37 including, without limitation institutional and advisory review boards, investigator meetings, quality of life studies, epidemiology and outcomes research. For clarity, scale-up and validation costs as described in clause (h) above will be considered Development Costs until commercial Collaboration Product that is eligible for sale has been manufactured. Development Costs shall specifically exclude general corporate and administrative overhead of each Party. In the calculation of Development Costs, a Party’s FTE effort shall be calculated at the FTE Rate.  Development Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.38                        “Development Plan” means the written plan for the Development of a Collaboration Product described in Section 3.3.

1.39                        “Diligent Efforts” means, with respect to the efforts to be expended by any Party with respect to any objective, [ * ]. With respect to any objective relating to the Development and/or Commercialization of a Product by any Party, “Diligent Efforts” means [ * ] taking into account [ * ].  Diligent Efforts shall be determined [ * ].  Diligent Efforts requires a Party to: [ * ].

1.40                        “Distribution Costs” means the costs, excluding general corporate and administrative overhead, incurred by or on behalf of a Party that are directly attributable and reasonably allocated to the distribution of a Collaboration Product in the Field in the Territory for Commercialization purposes, including, unless otherwise determined by the JSC: (a) handling and transportation to fulfill orders with respect to a Collaboration Product in the Territory to the extent such costs are not included in one or more items listed in Section 1.92 (a)-(d); (b) customer services, including order entry, billing and adjustments, inquiry and credit and collection with respect to a Collaboration Product in the Territory; and (c) costs of storage and distribution of Collaboration Products for sale in the Territory.  Distribution Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.41                        “Dollars” or “$” means the legal tender of the United States.

1.42                        “Drug Approval Application” means a NDA, BLA, or any MAA.

1.43                        “End-of-Phase 2 Meeting” means a meeting with FDA, the purpose of which is to determine the safety of initiating a first Phase III Clinical Study, to evaluate the Phase III Clinical Study plan and protocols and the adequacy of current studies and plans to assess pediatric safety and effectiveness, and to identify any additional information necessary to support a Drug Approval Application for the uses under investigation, as further defined in 21 C.F.R. 312.47(b)(1), as amended from time to time, or the corresponding foreign equivalent.

1.44                        “European Union” or “EU” means all of the European Union member states as of the applicable time during the Term.

1.45                        “Executive Officers” means the Chief Executive Officer of Facet (or an executive officer of Facet designated by such Chief Executive Officer) and the Chief Executive

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Officer of Trubion (or an executive officer of Trubion designated by such Chief Executive Officer).

1.46                        “Existing Inventory” has the meaning set forth in Section 7.5(b)(vi).

1.47                        “Facet Applied Know-How” means the Facet Know-How applied, [ * ], as applicable, or [ * ], as applicable, [ * ], as applicable, to the Development, Manufacture, use, importation or Commercialization of (a) in the case of an Opt-Out, a Royalty Product in the Field that, [ * ], or (b) in the case of a termination of this Agreement [ * ], a Product in the Field that, [ * ].

1.48                        “Facet Applied Patent Rights” means the Facet Patent Rights that claim [ * ], or that would otherwise be infringed, absent a license, by [ * ] (a) in the case of an Opt-Out, a Royalty Product in the Field that, [ * ], or (b) in the case of a termination of this Agreement [ * ], a Product that, [ * ].

1.49                        “Facet Applied Technology” means the Facet Applied Know-How and Facet Applied Patent Rights.

1.50                        “Facet Collaboration Patent Rights” means Facet Patent Rights that (a) claim a Collaboration Invention generated solely by Facet, or its Affiliate(s), including through their employees, agents or independent contractors, and (b) are not Facet Product Patent Rights.

1.51                        “Facet Know-How” means any Know-How that (a) is a [ * ], or is [ * ]; and (b) is [ * ] for the Development, Manufacture, use, importation or Commercialization of Products in the Field. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to a Third Party’s acquisition of Facet, except as provided in Section 16.1.

1.52                        “Facet Patent Right” means a Patent Right that (a) claims [ * ], or is [ * ] or is [ * ]; and (b) claims [ * ] one or more Products in the Field or that would otherwise be infringed, absent a license, by [ * ] any Products in the Field. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to a Third Party’s acquisition of Facet, except as provided in Section 16.1.

1.53                        “Facet Product Patent Rights” means those Facet Patent Rights that claim [ * ] one or more Products in the Field, and do not claim [ * ].

1.54                        “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.55                        “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the rules and regulations promulgated thereunder.

1.56                        “Field” means all human and animal applications.

1.57                        “First Commercial Sale” means, with respect to a given Product in the Field and any country in the Territory, the first sale or transfer for value of such Product under this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement by either Party or its Affiliates or permitted sublicensees to a Third Party for end use or consumption in such country following receipt of Regulatory Approval from the appropriate Regulatory Authority permitting commercial sale of such Product in such country.  First Commercial Sale excludes any sale or other distribution for use in a Clinical Trial or other Development activities.

1.58                        “FTE” means the equivalent of a full-time individual’s work, currently [ * ] per year for a twelve (12) month period, on Development or Commercialization of Collaboration Products. In the case that any full time personnel of a Party works partially on the Development or Commercialization of Collaboration Products and partially on other work outside this Agreement in a given fiscal year, then the full-time equivalent to be attributed to such individual’s work hereunder shall be equal to the percentage of such individual’s total work time in such fiscal year that such individual spent working on activities related to the Development or Commercialization of Collaboration Products.  In the event that any part-time personnel of a Party works on the Development or Commercialization of Collaboration Products, the full time equivalent to be attributed to such work shall reflect appropriate adjustment for such personnel’s reduced total work time relative to full time personnel. FTE efforts shall not include general corporate and administrative overhead. Each Party shall track FTEs using its standard practice and normal systems and methodologies as approved by the JFC.

1.59                        “FTE Rate” means the partially burdened FTE personnel cost incurred by a Party, which for purposes of this Agreement shall initially be set at an annual rate of [ * ] per FTE. Commencing with the Calendar Year [ * ], the FTE Rate shall [ * ].

1.60                        “Future Third Party License” has the meaning set forth in Section 8.7.

1.61                        “GAAP” means United States generally accepted accounting principles, consistently applied, in accordance with the rules and guidance of the United States Securities and Exchange Commission.

1.62                        “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices and procedures promulgated or endorsed by FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by FDA, and comparable regulatory standards, practices and procedures in jurisdictions outside the United States, in each case as they may be updated from time to time.

1.63                        “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the United States, in each case as they may be updated from time to time.

1.64                        “Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Laws applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States, including without limitation the guideline promulgated by

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the International Conference on Harmonization designated ICH Q7A, entitled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time.

1.65                        “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.66                        “ICH” has the meaning set forth in Section 4.7.

1.67                        “IND” means an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with FDA before beginning clinical testing of a Product in human subjects, or an equivalent foreign filing.

1.68                        “Initial Development Plan” has the meaning set forth in Section 3.3(b).

1.69                        “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.1(a).

1.70                        “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1(a).

1.71                        “Joint Finance Committee” or “JFC” has the meaning set forth in Section 2.1(a).

1.72                        “Joint Invention” has the meaning set forth in Section 10.1(c).

1.73                        “Joint Patent Committee” or “JPC” has the meaning set forth in Section 2.1(a).

1.74                        “Joint Patent Right” means a Patent Right that claims a Joint Invention.

1.75                        “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1(a).

1.76                        “Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.77                        “Laws” means all relevant laws, statutes, rules, regulations, guidelines, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.78                        “Lead Commercialization Party” has the meaning set forth in Section 5.1.

1.79                        “Lead Development Party” has the meaning set forth in Section 3.2.

1.80                        “Lead Manufacturing Party” has the meaning set forth in Section 6.1.

1.81                        “Lead Regulatory Party” has the meaning set forth in Section 4.1.

1.82                        “Major European Countries” means [ * ].

1.83                        “Major Market Countries” means the United States, [ * ] Major European Countries, and [ * ].

1.84                        “Manufacturing” or “Manufacture” means activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a Product.

1.85                        “Manufacturing Costs” means the costs incurred by or on behalf of a Party that are directly attributable and reasonably allocated to the Manufacturing of Collaboration Products. [ * ], Manufacturing Costs shall consist of (a) if the Collaboration Product is manufactured by a Third Party manufacturer, [ * ]; or (b) if the Collaboration Product is manufactured by a Party, [ * ].  For clarity, the [ * ] cost referenced under subsection (b) above shall be calculated [ * ].  Manufacturing Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.86                        “Marketing Authorization Application” or “MAA” means an application for Regulatory Approval (but excluding Pricing Approval) in any particular jurisdiction other than the United States.

1.87                        “Marks” means trade marks, service marks, trade names, service names, logos, slogans, tag lines, trade dress, and Internet domain names and addresses.

1.88                        “Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Collaboration Product sold or to be sold in the Territory, including by way of example: (a) activities of medical sales liaisons; (b) grants to support continuing medical education, symposia, or research related to a Collaboration Product in the Territory (excluding Phase IV Clinical Studies, which, with respect to a Collaboration Product, shall be considered Sales and Marketing Costs if conducted for a purpose other than label expansion or Regulatory Approval and otherwise shall be considered Development Costs); (c) development, publication and dissemination of publications relating to a Collaboration Product in the Territory, as well as medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email; and (d) conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Development or Commercialization of a Collaboration Product in the Territory.

1.89                        “Milestone Payment” has the meaning set forth in Section 9.3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.90                        “[ * ]” means a SMIP or other protein therapeutic that binds to the CD37 Antigen (or a portion thereof) and binds to one or more additional biological targets that are not part of the CD37 Antigen, [ * ].

1.91                        “NDA” means a New Drug Application, as defined in the FD&C Act and the regulations promulgated thereunder by the FDA.

1.92                        “Net Sales” means all amounts invoiced on sales of Royalty Products by a Party, its Affiliates or permitted sublicensees to Third Parties, less the following deductions actually allowed or taken by such Third Parties and not otherwise recovered by or reimbursed to the seller whose sales are being measured:

(a)                                  trade, quantity or volume, and cash discounts, including amounts paid or credited to customers under distribution and channel services agreements;

(b)                                  credits, rebates and chargebacks (including those to managed-care entities and government agencies), allowances for bad debt not to exceed [ * ] and allowances to customers on account of rejection or returns or retroactive price reductions;

(c)                                  freight, postage and transportation charges, including handling and insurance to the extent added to the sales price and set forth separately as such in the total amount invoiced; and

(d)                                  sales (such as VAT or its equivalent) and excise taxes, other consumption taxes and customs duties to the extent added to the sales price and set forth separately as such in the total amount invoiced.

Sales between a Party and its Affiliates or permitted sublicensees for resale shall be excluded from the computation of Net Sales.  In any other sale of Royalty Products that is made on other than arms’-length terms, the amounts invoiced shall be deemed, for purposes of this definition, to be no less than the amount that would be invoiced in a substantially contemporaneous, arms’-length transaction.

In the event a Royalty Product is sold in a country as part of a Combination Product, for purposes of determining payments due a Party under this Agreement, Net Sales of Combination Products shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A over A+B, in which A is the Gross Selling Price of the Royalty Product when such Royalty Product is sold in the relevant country in substantial quantities where the Royalty Product is the sole therapeutically active ingredient during the applicable accounting period in which the sales of the Royalty Product were made, and B is the Gross Selling Price of the other therapeutically active ingredients contained in the Combination Product sold separately in the relevant country in substantial quantities during the accounting period in question.  All Gross Selling Prices of the therapeutically active ingredients of the Royalty Product and Combination Products shall be calculated as the average Gross Selling Price of the therapeutically active ingredients in such products in the relevant country during the applicable accounting period for which the Net Sales are being calculated.  In the event that no separate sale of either the Royalty Product as the sole therapeutically active ingredient or the other therapeutically active ingredients of the Combination Product are made in the relevant country during the accounting

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

period in which the sale was made or if the Gross Selling Price for a particular therapeutically active ingredient cannot be determined for an accounting period, Net Sales allocable to the Royalty Product and Combination Product shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account the relative contribution of each therapeutically active ingredient in the Combination Product, and relative value to the end user of each therapeutically active ingredient.  For purposes of this definition, “Gross Selling Price” means the gross price at which an active ingredient is sold to a Third Party, before discounts, deductions, credits, taxes or allowances.

1.93                        “Non-Clinical Studies” means all non-human studies of Products.

1.94                        “Non-Opt-Out Party” means the Party which receives an Opt-Out Notice pursuant to Section 7.2, 7.3 or 8.5 or provides a written notice of continuation to the breaching Party pursuant to Section 14.2(b).

1.95                        “Opt-Out Effective Date” has the meaning set forth in Section 7.4.

1.96                        “Opt-Out Notice” has the meaning set forth in Section 7.1.

1.97                        “Opt-Out Option” has the meaning set forth in Section 7.1.

1.98                        “Opt-Out Party” means the Party which has exercised its Opt-Out Option pursuant to Sections 7.2, 7.3 or 8.5 or which is deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b).

1.99                        “Opt-Out Product” has the meaning set forth in Section 7.2.

1.100                 “Patent Rights” means any and all (a) patents; (b) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, and (e) all United States and foreign counterparts of any of the foregoing.

1.101                 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.102                 “Pharmacovigilance Agreement” has the meaning set forth in Section 4.12.

1.103                 “Phase I Clinical Study” means a study of a Product in the Field in human subjects with the endpoint of determining initial tolerance, safety or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens, which is prospectively designed to generate sufficient data (if successful) to commence a Phase

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

II Clinical Study of such Product, as further defined in 21 C.F.R. 312.21(a), as amended from time to time, or the corresponding foreign regulations.

1.104                 “Phase II Clinical Study” means a study of a Product in the Field in human patients to determine initial efficacy and dose range and/or regimen finding before embarking on Phase III Clinical Studies, as further defined in 21 C.F.R. 312.21(b), as amended from time to time, or the corresponding foreign regulations.

1.105                 “Phase III Clinical Study” means a pivotal study (whether or not denominated a “Phase III” clinical study under applicable regulations) in the Field in human patients with a defined dose or a set of defined doses of a Product designed to ascertain efficacy and safety of such Product for the purpose of enabling the preparation and submission of Drug Approval Applications to the competent Regulatory Authorities in a country of the Territory, as further defined in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding foreign regulations.

1.106                 “Phase IV Clinical Study” means a product support clinical trial of a Product that is commenced after receipt of Regulatory Approval in the country where such trial is conducted. A Phase IV Clinical Study may include epidemiological studies, modeling and pharmacoeconomic studies, “post-marketing surveillance trials” and investigator-sponsored Clinical Trials studying a Product that are approved by the JCC and that otherwise fit the foregoing definition.

1.107                 “Pre-BLA Meeting” means a meeting with FDA, the primary purpose of which is to uncover any major unresolved problems, to identify those studies that the sponsor is relying on as adequate and well-controlled to establish the drug’s effectiveness, to identify the status of ongoing or needed studies adequate to assess pediatric safety and effectiveness, to acquaint FDA reviewers with the general information to be submitted in the marketing application (including technical information), to discuss appropriate methods for statistical analysis of the data, and to discuss the best approach to the presentation and formatting of data in the marketing application, as further defined in 21 C.F.R. 312.47(b)(2), as amended from time to time, or the corresponding foreign equivalent.

1.108                 “Pricing Approval” means such approval, agreement, determination or governmental decision establishing prices for the Products that can be charged to consumers and shall be reimbursed by Governmental Authorities in regulatory jurisdictions where the Governmental Authorities or Regulatory Authorities approve or determine pricing of pharmaceutical products for reimbursement or otherwise.

1.109                 “Product” means any SMIP or other protein therapeutic that binds to the CD37 Antigen [ * ], including without limitation TRU-016 [ * ].

1.110                 “Product Labeling” means (a) the full prescribing information for a Collaboration Product approved in the Field by the applicable Regulatory Authority, and (b) all labels and other written, printed or graphic information included in or placed upon any container, wrapper or package insert used with or for the Collaboration Product in the Field.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.111                 “Product Profit” means (a) gross sales of Collaboration Products (i.e. all amounts invoiced on sales of Collaboration Products by a Party or its Affiliates), less (b) Commercialization Costs, and (c) deductions for items listed in 1.92(a)-(d) to the extent actually allowed or taken by the Lead Commercialization Party and not otherwise recovered by or reimbursed to the Lead Commercialization Party.  For sake of clarity, Product Profit shall be determined prior to application of any income taxes.

1.112                 “Promotion” means the marketing and advertising of a Collaboration Product in the relevant Field in the applicable territory in accordance with the relevant Commercialization Plan, including medical education, information and communication, market development and medical liaison activities, but not including Detailing.  “Promote,” when used as a verb, means to engage in such Promotion.

1.113                 “Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video presentations of information, including, without limitation, journal advertisements, sales visual aids, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items) intended for use or used by or on behalf of the Parties or their Affiliates or permitted sublicensees in connection with any Promotion of a Collaboration Product, in the Field, in the Territory (all to the extent applicable for the Commercialization in the Territory), but excluding Product Labeling.

1.114                 “Pursuit Notice” has the meaning set forth in Section 7.5(b).

1.115                 “Recall” has the meaning set forth in Section 5.10.

1.116                 “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of Drug Approval Applications, supplements and amendments, pre- and post- approvals, Pricing Approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial Manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of Product(s) in a regulatory jurisdiction in the Field, in the Territory.  [ * ].

1.117                 “Regulatory Authorit(y/ies)” means any national (e.g., FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products); regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the Territory that governs the Regulatory Approval for a Product in the Field in such applicable regulatory jurisdiction.

1.118                 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product other than patents, including, without limitation, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), or rights similar thereto outside the United States.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.119                 “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Regulatory Approvals or other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture, and Commercialize the Products in a particular country, territory or possession. Regulatory Materials include, without limitation, INDs, Drug Approval Applications, and amendments and supplements for any of the foregoing, and applications for Pricing Approvals.

1.120                 “Royalty Period” means the period of time beginning on the date of the First Commercial Sale of a Royalty Product, in the Field, in a particular country in the Territory and, on a Royalty Product-by-Royalty Product and country-by-country basis, extending until the later of (i) the date on which the last Valid Claim included within the Trubion Patent Rights and the Facet Applied Patent Rights ceases to be a Valid Claim, which Valid Claim would be infringed by [ * ] such Royalty Product in such country, (ii) the expiration of any Regulatory Exclusivity granted with respect to such Royalty Product in such country and (iii) the [ * ] year anniversary of the First Commercial Sale of such Royalty Product in such country.

1.121                 “Royalty Product” means a Product with respect to which a Party has exercised or is deemed to have exercised the Opt-Out Option and the other Party has provided or is deemed to have provided a Pursuit Notice in accordance with Section 7.5(b) or 14.2(b).

1.122                 “Sales and Marketing Costs” means the direct costs that are directly attributable and reasonably allocated to the sales and marketing of a Collaboration Product in Field in the Territory.  [ * ], Sales and Marketing Costs shall consist of: (a) activities directed to the advertising and marketing of a Collaboration Product in the Territory; (b) professional education (to the extent not performed by sales representatives), including launch meetings; (c) costs of advertising, public relations and medical education agencies with respect to a Collaboration Product in the Territory; (d) peer-to-peer activities with respect to a Collaboration Product in the Territory, such as continuing medical education, grand rounds, and lunch and dinner meetings; (e) speaker programs with respect to a Collaboration Product in the Territory, including the training of such speakers; (f) grants to support continuing medical education or research (excluding costs associated with Clinical Trials other than Phase IV Clinical Studies for a Collaboration Product for purposes other than label expansion and Regulatory Approval); (g) development, publication and dissemination of publications with respect to a Collaboration Product in the Territory; (h) developing, obtaining and providing training with respect to a Collaboration Product in the Territory, as well as training packages, promotional literature, promotional materials and other selling materials with respect to a Collaboration Product in the Territory; (i) developing and performing market research with respect to a Collaboration Product in the Territory; (j) conducting symposia and opinion leader development activities with respect to a Collaboration Product in the Territory; (k) developing reimbursement programs with respect to a Collaboration Product in the Territory; (l) developing information and data specifically intended for national accounts, managed care organizations and group purchasing organizations with respect to a Collaboration Product in the Territory; (m) losses incurred in connection with claims set forth in Section 13.5, to the extent provided therein; (n) costs of transporting, housing and maintaining sales representatives for training with respect to a Collaboration Product in the Territory; (o) conducting Phase IV Clinical Studies for Collaboration Products for purposes other than label expansion and Regulatory Approval; and (p) administration, operation and maintenance of the sales force that promotes a Collaboration Product in the Territory, sales

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

bulletins and other communications, sales meetings, specialty sales forces, consultants, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force.  Sales and Marketing Costs shall include costs of such activities that are undertaken at any time during the Term (including prior to the initial Regulatory Approval of a Collaboration Product in the Territory).  Sales and Marketing Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.123                 “SMIP(s)” or “small modular immuno-pharmaceutical(s)” means a single chain polypeptide that (i) [ * ], (ii) binds with specificity to a target antigen, (iii) has a binding domain, and (iv) may have an effector domain which may or may not have effector function, [ * ].

1.124                 “Subcommittee” has the meaning set forth in Section 2.7(a).

1.125                 “Term” has the meaning set forth in Section 14.1.

1.126                 “Territory” means worldwide.

1.127                 “Third Part(y/ies)” means any Person(s) other than Facet and its Affiliates or Trubion and its Affiliates.

1.128                 “Trademark Costs” mean the fees and expenses paid to outside counsel and other Third Parties, direct costs of in-house counsel and filing and maintenance expenses, in each case incurred in connection with the establishment and maintenance of rights under Marks applicable to Collaboration Product in the Territory, including costs of trademark filing and registration fees, actions to enforce or maintain a trademark and other trademark proceedings.  Trademark Costs shall be calculated in accordance with GAAP, consistently applied [ * ].

1.129                 “Transition Assistance” shall have the meaning set forth in Section 7.5(b)(iii).

1.130                 “TRU-016” means the humanized SMIP directed against the CD37 Antigen that is currently designated by Trubion as “TRU-016,” as further described on Exhibit A.

1.131                 “Trubion Know-How” means any Know-How Controlled as of the Signing Date or thereafter during the Term by Trubion and/or its Affiliate(s) and [ * ] for the Development, Manufacture, use, importation or Commercialization of Products in the Field. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to a Third Party’s acquisition of Trubion, except as provided in Section 16.1.

1.132                 “Trubion Core Patent Rights” means those Trubion Patent Rights that are not Trubion Product Patent Rights.  As of the Signing Date, the Patent Rights listed in Schedule 1.132 are Trubion Core Patent Rights.

1.133                 “Trubion Patent Rights” means Patent Rights that are Controlled as of the Signing Date or thereafter during the Term by Trubion and/or its Affiliate(s) (including without limitation Trubion’s interest in Joint Patent Rights) and that claim [ * ] one or more Products in the Field or that would otherwise be infringed, absent a license, by the [ * ] any Products in the Field. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

becomes an Affiliate due to a Third Party’s acquisition of Trubion except as provided in Section 16.1.

1.134                 “Trubion Product Patent Rights” means those Trubion Patent Rights that claim the composition of matter, manufacture or use of one or more Products in the Field, and do not claim the composition of matter, manufacture or use of any other product that is not a Product.  As of the Signing Date, the Patent Rights listed in Schedule 1.134 are Trubion Product Patent Rights.

1.135                 “United States” or “U.S.” means the United States of America and its possessions and territories.

1.136                 “Valid Claim” means a claim that (a) in the case of any unexpired patent, such claim shall not have been dedicated to the public, disclaimed, nor held invalid or unenforceable by a court or government agency of competent jurisdiction in an unappealed or unappealable decision, or (b) in the case of any patent application, such claim (i) shall not have been cancelled, withdrawn or abandoned, without being refiled in another application, in the applicable jurisdiction, (ii) shall not have been finally rejected by an administrative agency or other governmental action from which no appeal can be taken, and (iii) shall not have been pending [ * ] for more than [ * ] from its filing date.  If a claim of a patent application that ceased to be a Valid Claim under (b) due to the passage of time later issues as part of a patent described within (a) then it shall again be considered to be a Valid Claim effective as of the issuance of such patent.

2.                                      COLLABORATION MANAGEMENT.

2.1                               General. The Parties desire and intend to establish a collaboration with respect to the Development, Manufacture and Commercialization of Collaboration Products in the Field in the Territory on an exclusive basis under the terms of this Agreement (“Collaboration”). Unless and until a Party exercises or is deemed to have exercised its Opt-Out Option in respect of one or more Collaboration Products, each Party shall participate in the clinical development of TRU-016 in the Field, in the Territory and in the preclinical and clinical development of Collaboration Products other than TRU-016 in the Field, in the Territory pursuant to an agreed-upon Development Plan with respect to each such Collaboration Product, as further described below. The Parties shall share equally the costs incurred in connection with the performance of each Development Plan, as set forth in, and in accordance with, Article 3.  The Parties shall Co-Commercialize such Collaboration Products in the Field and share profits equally, subject to the payment obligations in Article 9 and the other terms of this Agreement. If either Party elects to exercise its Opt-Out Option for a Collaboration Product as provided for under Article 7 or Section 8.5, or is deemed to have exercised its Opt-Out Option under Section 14.2(b), and if the other Party so elects, such other Party shall continue and be solely responsible for the Development, Manufacturing and Commercialization of such Product at its cost and expense pursuant to Section 7.5(b), and shall have the exclusive right to Develop, Manufacture and Commercialize such Product as a Royalty Product in the Field in the Territory, subject to payments with respect to such Royalty Product pursuant to Article 9 and the other terms of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)                                  Role of Committees.  Subject to Section 2.1(b) and the other terms and conditions of this Agreement, the Parties shall establish: five (5) specialized joint committees consisting of: (A) one to set the goals and strategy and approve the budgets for the Development, Manufacture and Commercialization of Collaboration Products and to oversee the other committees (such committee, the “Joint Steering Committee” or “JSC”); (B) one to focus on Development, Manufacturing (for Development purposes) and Regulatory Approval of Collaboration Products and other regulatory matters (such committee, the “Joint Development Committee” or “JDC”); (C) one to focus on Commercialization of Collaboration Products (such committee, the “Joint Commercialization Committee” or “JCC”); (D) one to focus on financial matters (such committee, the “Joint Finance Committee” or “JFC”); and (E) one to focus on intellectual property matters (such committee, the “Joint Patent Committee” or “JPC”).  Each Committee shall have the responsibilities and authority allocated to it in this Article 2 and elsewhere in this Agreement.

(b)                                  Limitations on the Authority of Committees.  Notwithstanding the Committee structure established pursuant to Section 2.1(a) to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  Without limiting the generality of the foregoing, no Committee shall have any authority or jurisdiction to: (i) amend, modify, or waive compliance with this Agreement, any of which shall require mutual written agreement of the Parties; (ii) interpret this Agreement, or determine whether or not a Party has met its diligence or other obligations under the Agreement or whether or not a breach of this Agreement has occurred; (iii) make any decision on any matter that this Agreement expressly states is an option or election to be made by a Party; (iv) make any retroactive updates, amendments and modifications to, or waivers of provisions of, a Development Plan or Commercialization Plan, any of which shall require the mutual agreement of the Parties; or (v) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of one or both Parties in this Agreement and that are not required by this Agreement to be considered by a Committee prior to the exercise of such consent, approval or other decision-making authority.  Notwithstanding the foregoing, neither Party shall be restricted from bringing before any appropriate Committee for discussion any matter relating to the Collaboration that it believes warrants discussion between the Parties through the Committees, provided that the consideration of any such matter by any Committee shall not infringe or limit the exercise of a Party’s right of consent or approval or other decision-making authority granted to it by this Agreement, nor shall any such consideration, as contemplated by this sentence, subject any such right of consent or approval or other decision-making authority to any dispute resolution mechanism provided for in Section 2.7 or Article 15 or elsewhere in this Agreement.

(c)                                  Representatives.  Each Party shall designate representatives to each Committee as provided for in Sections 2.2-2.6 below. Each representative may serve on more than one Committee as appropriate in view of the individual’s expertise.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2                               Joint Steering Committee.

(a)                                  Purpose; Formation.  Within [ * ] after the Signing Date, the Parties shall establish a Joint Steering Committee that shall monitor and coordinate communication regarding the Parties’ performance under this Agreement to Develop, obtain Regulatory Approval for, Manufacture, and Commercialize Collaboration Products in the Field in the Territory. The JSC shall have only the powers assigned expressly to it in this Section 2.2 and elsewhere in this Agreement, and the JSC shall not have any power to amend, modify or waive compliance with this Agreement.

(b)                                  Composition.  Each Party shall initially appoint three (3) representatives to the JSC, each of whom will be an officer or employee of such Party and will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual consent of its members. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC. The JSC shall have a chairperson. Each Party shall have the right, on an alternating Calendar Year basis, to select from among its JSC representatives a representative to serve as the chairperson of the JSC during such Calendar Year.  Such Party shall have the right during such Calendar Year to replace the chairperson of the JSC with one of its other JSC representatives. The initial chairperson shall be designated by [ * ]. The role of the chairperson shall be to convene and preside at meetings of the JSC, to prepare agendas (with due input from the other Party’s representatives), circulate agendas and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JSC representatives.

(c)                                  Specific Responsibilities.  In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Parties’ activities under this Agreement, the JSC shall in particular:

(i)                                    oversee the collaborative activities of the Parties under this Agreement, create and review the overall strategy for Developing and seeking Regulatory Approval for, Manufacturing, and Commercializing Collaboration Products, in the Field in the Territory;

(ii)                                receive and discuss reports from the JDC, the JCC, the JFC, and the JPC, and provide guidance thereto, approve the Development Plan(s) (including the Development Budget(s)) and the Commercialization Plan(s) (including the Commercialization Budget(s)), and any amendments thereto;

(iii)                            establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement;

(iv)                               attempt to resolve issues presented to it by, and disputes within, the JDC, the JCC, the JFC, and the JPC, or any other committee;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)                                   review and approve decisions to terminate Development on any Collaboration Product, including with respect to specific indications;

(vi)                               discuss and decide whether to Develop Collaboration Products (other than TRU-016) and for which indications;

(vii)                           select the Lead Development Party, Lead Regulatory Party, Lead Manufacture Party, and Lead Commercialization Party, and review and approve any changes thereto;

(viii)                       review and approve the manufacturing plan [ * ] with associated budget, resource allocation and regulatory plans;

(ix)                              review and approve (A) inclusion of any costs not specifically enumerated in the definitions of Development Costs or Commercialization Costs or any component thereof, and (B) any costs incurred by a Party that exceed that the portion of the applicable Development Budgets or Commercialization Budgets allocated to such Party with respect to the relevant Calendar Quarter by more than [ * ];

(x)                                  review and approve any changes to the specific responsibilities of the JDC, the JCC, the JFC, and the JPC;

(xi)                              discuss and make determinations regarding material safety issues with respect to the Collaboration Product; and

(xii)                          perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties.

(d)                                  Meetings.  Unless the Parties mutually agree in writing to a different frequency, the JSC shall hold at least [ * ] meetings per year (at least [ * ] of which shall be held in person) on such dates and at such times each year as it elects.  The meetings of the JSC shall alternate between the Parties’ business locations or as otherwise decided by the JSC.  Meetings of the JSC shall be effective only if at least two (2) representatives of each Party are present or participating. Each Party shall bear the expense of its respective members’ participation in JSC meetings. The chairperson of the JSC shall be responsible for preparing and issuing minutes of each such meeting within [ * ] thereafter. Such minutes shall not be finalized until each Party reviews and confirms the accuracy of such minutes in writing; provided that any minutes shall be deemed approved unless a member of the JSC objects to the accuracy of such minutes within [ * ] after the circulation of the minutes by the chairperson of the JSC.

(e)                                  Decision-Making.  The JSC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JSC cannot reach consensus on an issue that comes before the JSC and over which the JSC has oversight, then such matter shall be resolved in accordance with Section 2.7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3          Joint Development Committee.

(a)           Formation and Composition.  Within [ * ] after the Signing Date, the Parties shall establish a Joint Development Committee that shall oversee the Development and Manufacture (for Development) of Collaboration Products in Field in the Territory in accordance with the Development Plans for such Collaboration Products and to coordinate the Development and related Manufacturing activities of the Parties with respect to such Collaboration Products. Each Party shall initially appoint three (3) representatives to the JDC, each of whom will be an officer or employee of such Party and will have knowledge and expertise in the Development or Manufacture of products similar to the Collaboration Products and sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities. The JDC may change its size from time to time by mutual consent of its members. Each Party may replace its JDC representatives at any time upon written notice to the other Party. The JDC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JDC, provided that such participants shall have no voting authority at the JDC. The JDC shall have a chairperson.  Each Party shall have the right, on an alternating Calendar Year basis, to select from among its JDC representatives a representative to serve as the chairperson of the JDC during such Calendar Year.  Such Party shall have the right during such Calendar Year to replace the chairperson of the JDC with one of its other JDC representatives. The initial chairperson shall be designated by [ * ]. The role of the chairperson shall be to convene and preside at meetings of the JDC, to prepare agendas (with due input from the other Party’s representatives), circulate agendas and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JDC representatives.

(b)           Specific Responsibilities.  In addition to its general responsibilities set forth in Section 2.3(a), the JDC shall in particular:

(i)            discuss, prepare and approve for submission to the JSC annual and interim amendments to the Development Plan and the Development Budget for each Collaboration Product;

(ii)           oversee the implementation of the Development Plan for each Collaboration Product;

(iii)         implement the overall strategy for Development and Manufacturing (for Development) of Collaboration Products, create, implement and review the design and objectives of all Clinical Trials and Non-Clinical Studies conducted under each Development Plan;

(iv)          decide whether and when to initiate or discontinue, and oversee the conduct of, any Clinical Trial and any Non-Clinical Study under each Development Plan;

(v)            allocate budgeted resources and determine priorities for each Clinical Trial and Non-Clinical Study under each Development Plan;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)          establish procedures for each Party to access records, data and Know-How and related financial information of the other Party with respect to work performed under the Development Plan; and

(vii)         perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JSC.

(c)           Meetings.  Unless the Parties mutually agree in writing to a different frequency, the JDC shall hold at least [ * ] meetings per year (at least [ * ] of which shall be held in person) on such dates at such times each year as it elects.  The meetings of the JDC shall alternate between the Parties’ business locations or as otherwise decided by the JDC.  Meetings of the JDC shall be effective only if at least two (2) representatives of each Party are present or participating. Each Party shall bear the expense of its respective members’ participation in JDC meetings. The chairperson of the JDC shall be responsible for preparing and issuing minutes of each such meeting within [ * ] days thereafter. Such minutes shall not be finalized until each Party reviews and confirms the accuracy of such minutes in writing; provided that any minutes shall be deemed approved unless a member of the JDC objects to the accuracy of such minutes within [ * ] days after the circulation of the minutes by the chairperson of the JDC.

(d)           Decision-Making.  The JDC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JDC cannot reach consensus on an issue that comes before the JDC and over which the JDC has oversight, then such matter shall be resolved in accordance with Section 2.7.

2.4          Joint Commercialization Committee.

(a)           Formation and Composition.  At such time as determined by the JSC, but in any event not later than [ * ], the Parties shall establish a Joint Commercialization Committee that shall oversee the Commercialization and Manufacturing (for Commercialization) of Collaboration Products. Each Party shall initially appoint three (3) representatives to the JCC, each of whom will be an officer or employee of such Party and will have knowledge and expertise in the Commercialization and Manufacturing of products similar to the Collaboration Products and sufficient seniority within the applicable Party to make decisions arising with the scope of the JCC’s responsibilities. The JCC may change its size from time to time by mutual consent of its members. Each Party may replace its JCC representatives at any time upon written notice to the other Party. The JCC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JCC, provided that such participants shall have no voting authority at the JCC. The JCC shall have a chairperson. Each Party shall have the right, on an alternating Calendar Year basis, to select from among its JCC representatives a representative to serve as the chairperson of the JCC during such Calendar Year.  Such Party shall have the right during such Calendar Year to replace the chairperson of the JCC with one of its other JCC representatives. The role of the chairperson shall be to convene and preside at meetings of the JCC, to prepare agendas (with due input from the other Party’s representatives), circulate agendas and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JCC representatives.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Specific Responsibilities.  In addition to its general responsibilities set forth in Section 2.4(a), the JCC shall in particular:

(i)            discuss, prepare and approve for submission to the JSC the Commercialization Plan and the Commercialization Budget for each Collaboration Product, and any amendment thereto;

(ii)           allocate, in a manner consistent with the Commercialization Plan, primary responsibility as between the Parties for tasks relating to Commercialization of Collaboration Products on a Product-by-Product basis;

(iii)         oversee the implementation of the Commercialization Plan for each Collaboration Product;

(iv)          review and discuss the Commercialization activities of each Party with respect to each Collaboration Product in the Territory;

(v)            review and update sales forecasts for Collaboration Products at least quarterly;

(vi)          review strategies for obtaining, maintaining, defending and enforcing trademark protection for Collaboration Products;

(vii)         review, discuss, coordinate and approve the Parties’ medical affairs activities (the responsibility for which may be delegated by the JCC to a subcommittee of the JCC that is comprised of medical representatives of the Parties); and

(viii)        perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JSC.

(c)           Meetings.  Unless the Parties mutually agree in writing to a different frequency, the JCC shall hold at least [ * ] meetings per year (at least [ * ] of which shall be held in person) on such dates at such times each year as it elects.  The meetings of the JCC shall alternate between the Parties’ business locations or as otherwise decided by the JCC.  Meetings of the JCC shall be effective only if at least two (2) representatives of each Party are present or participating. Each Party shall bear the expense of its respective members’ participation in JCC meetings. The chairperson of the JCC shall be responsible for preparing and issuing minutes of each such meeting within [ * ] thereafter. Such minutes shall not be finalized until each Party reviews and confirms the accuracy of such minutes in writing; provided that any minutes shall be deemed approved unless a member of the JCC objects to the accuracy of such minutes within [ * ] after the circulation of the minutes by the chairperson of the JCC.

(d)           Decision-Making. The JCC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JCC cannot reach consensus on an issue that comes before the JCC and over which the JCC has oversight, then such matter shall be resolved in accordance with Section 2.7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.5          Joint Finance Committee.

(a)           Formation and Purpose.  Within [ * ] after the Signing Date, the Parties shall create a Joint Finance Committee that shall operate under the direction of the JSC to provide services to and consult with the JDC and the JCC in order to address the financial, budgetary and accounting issues that arise in connection with the Development Plans and Commercialization Plans.  Additionally, the JFC will lead the economic analyses to help drive decisions regarding the collaborative activities of the Parties under this Agreement, and lead the reporting and reconciliation processes outlined in Section 3.7 and Section 9.4. The JFC shall operate by the procedures set forth in this Section 2.5 and in Section 2.7.

(b)           Membership of the JFC.  Each Party shall appoint two (2) representatives to the JFC each of whom will be an officer or employee of such Party and will have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions arising within the scope of the JFC’s responsibilities.  Each Party may replace any or all of its JFC representatives at any time upon prior written notice to the other Party.  Such representatives will include individuals with expertise and responsibilities in the areas of accounting, cost allocation, budgeting and financial reporting.

(c)           Specific Responsibility of the JFC.  In addition to its general responsibilities set forth in Section 2.5(a), the JFC shall, in particular:

(i)            coordinate with the JSC and other Committees as applicable regarding the preparation and submission of the Development Budget and the Commercialization Budget to the JSC for review and approval;

(ii)           develop specific schedules, procedures and methods to implement the financial reporting and reconciliation provisions of this Agreement, such schedules, procedures and methods to implement the provisions of Section 3.7 and Section 9.4 shall, unless otherwise determined by the JSC, be developed within [ * ] after the Signing Date;

(iii)         review and update financial forecasts, which shall be updated at least quarterly for the remainder of each Calendar Year unless otherwise determined by the JSC, to ensure that Development Costs and Commercialization Costs incurred or projected to be incurred by each Party are within the approved Development Budget and Commercialization Budget, respectively;

(iv)          coordinate and agree upon the calculations, allocations and reports by each Party of Development Costs, Commercialization Costs, and Product Profit; and

(v)            perform such other functions as appropriate to further the purposes of this Agreement as determined by the JSC.

(d)           Meetings of the JFC.  The JFC shall meet as frequently as members of the JSC determine is required (but in no event, less frequently than [ * ] times every Calendar Year), on such dates and at such times as agreed to by the Parties, with all scheduled in-person meetings to alternate between a Trubion site and a Facet site as designated by the respective Party prior to such meeting, or at other locations as determined by the JFC.  All meetings shall be held in person or by audio or videoconference.  Additional representatives or consultants, who are under an obligation of confidentiality consistent with this Agreement, may be invited to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

attend JFC meetings from time to time by agreement of the JFC.  Each Party shall be responsible for its own expenses for participating in the JFC.  Meetings of the JFC shall be effective only if at least one representative of each Party is present or participating.

(e)           Decision-Making.  The JFC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JFC cannot reach consensus on an issue that comes before the JFC and over which the JFC has oversight, then such matter shall be resolved in accordance with Section 2.7.

2.6          Joint Patent Committee.

(a)           Formation and Purpose.  Within [ * ] after the Signing Date, the Parties shall create a Joint Patent Committee.  The purposes of the JPC shall be to prepare, file and prosecute the Trubion Product Patent Rights, Facet Product Patent Rights and Joint Patent Rights, as described in and subject to the terms of Article 10.  The JPC shall operate by the procedures set forth in this Section 2.6 and Section 2.7.

(b)           Membership of the JPC.  Each Party shall appoint one (1) representative to the JPC who will be an officer or employee of such Party and will have appropriate knowledge and expertise and sufficient seniority within such Party to make decisions arising within the scope of the JPC’s responsibilities.  Each Party may replace its representative at any time upon prior written notice to the other Party.

(c)           Specific Responsibilities of the JPC.  In addition to its general responsibilities set forth in Section 2.6(a), the JPC shall, in particular be responsible for:

(i)            managing the filing and prosecution of Trubion Product Patent Rights, Facet Product Patent Rights and Joint Patent Rights as described in and subject to the terms of Article 10;

(ii)           making decisions with respect to certain claims in the Trubion Core Patent Rights as described in and subject to the terms of Article 10;

(iii)         keeping updated lists of the Trubion Core Patent Rights, Trubion Product Patent Rights, Facet Product Patent Rights and Facet Patent Rights [ * ];

(iv)          reviewing invention disclosures in accordance with the terms of Article 10;

(v)            reviewing licensing and enforcement activities and conflicts involving intellectual property rights, and making appropriate recommendations to the JSC regarding such matters;

(vi)          providing advice, periodic updates and reports to the JSC regarding intellectual property matters;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)         using reasonable and customary efforts to monitor and timely analyze freedom to operate and other intellectual property related issues relating to Collaboration Products;

(viii)        using good faith efforts to keep the Parties informed as to material developments with respect to the prosecution of, and any adversarial proceedings involving intellectual property rights, to the extent a Party’s representative on the JPC concludes that such prosecution or proceeding directly affects a Collaboration Product; and

(ix)          performing such other functions as appropriate to further the purposes of this Agreement as determined by the JSC.

(d)           Meetings of the JPC.  The JPC shall communicate on such dates and at such times as agreed upon by its members but in no event, less frequently than once every other Calendar Quarter.  Meetings may be held in person or by audio or video conference.  The JPC may permit visitors who are under an obligation of confidentiality consistent with this Agreement to attend meetings of the JPC.  Each Party shall be responsible for its own expenses for participating in the JPC.  Meetings of the JPC shall be effective only if the representative of each Party is present or participating.

(e)           Decisions.  Subject to Article 10 below, any approval, determination or other action of the JPC shall require agreement of both members of the JPC. In the event that a decision cannot be reached by the JPC, then the matter shall be referred to the respective senior management of the in-house legal department of each Party.  In the event such senior management is unable to resolve the matter, then the matter will be resolved pursuant to Section 2.7 and Article 15.

2.7          Resolution of Committee Disputes.

(a)           Within Subcommittees.  All decisions within the JDC, the JCC, the JFC, the JPC, and any other Committee created by the JSC (each, a “Subcommittee”) shall be made by consensus, and if a dispute arises which cannot be resolved within such Subcommittee, then the representatives of either Party may cause such matter to be referred to the JSC for resolution as provided in Section 2.7(b).

(b)           Within The JSC.  All decisions within the JSC (whether originating there, or referred to it by a Subcommittee) shall be made by consensus. If a matter is referred by a Subcommittee to the JSC, the JSC shall use good faith efforts to resolve promptly such matter. If the JSC is unable to reach consensus on any issue, either Party may elect to submit such issue to the Parties’ Executive Officers in accordance with Section 2.7(c).

(c)           Referral To Executive Officers.  If a Party makes an election under Section 2.7(b) to refer a matter to the Executive Officers, the JSC shall submit in writing the respective positions of the Parties to the Executive Officers. Such Executive Officers shall use good faith efforts to resolve promptly such matter, which good faith efforts shall include at least one [ * ] meeting between such Executive Officers within [ * ] after the JSC’s submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [ * ] after the referral of such matter to the Executive Officers, then the dispute shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

resolved through arbitration as provided for (a) under Section 15.3(c), with respect to disputes regarding: [ * ]; or (b) under Section 15.3(b), with respect to all other disputes.

2.8          Discontinuation of Participation on a Committee.  Either Party may, in its sole discretion, terminate its participation on a Committee by providing to the other Party written notice of its intention to no longer participate in such Committee, which may be made upon [ * ] written notice at any time during the Co-Development or Co-Commercialization period. In the event a Party has provided written notice as referred to in this Section 2.8, the Party electing to terminate its participation shall have no further rights with respect to the decisions otherwise subject to determination by the Committee and the notified Party shall control any decisions that were previously the responsibility of the Committee.

3.             DEVELOPMENT.

3.1          Overview.  As stated in greater detail in this Article 3, the Parties will Co-Develop each Collaboration Product in the Field throughout the Territory pursuant to a Development Plan and will share equally the associated Development Costs.

3.2          Development Responsibilities. The JSC shall select the lead development party (“Lead Development Party”) for each Clinical Trial of a Collaboration Product, provided that Trubion shall be the initial Lead Development Party for all Clinical Trials and Non-Clinical Studies of TRU-016 that are on-going as of the Signing Date. The JSC shall, in allocating Lead Development Party responsibilities between the Parties: (a) endeavor to take advantage of the respective resources, capabilities and expertise of Facet and Trubion; (b) endeavor to (i) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, (ii) avoid duplication of efforts by the Parties and (iii) foster efficient use by the Parties of resources and personnel, consistent with this Agreement and the Development Plan and Development Budget; and (c) act in the best interests of the Collaboration. The Lead Development Party shall be responsible for implementing the Development Plan with respect to the applicable Clinical Trial, provided that the other Party shall perform all tasks with respect to such Clinical Trial that are allocated to it pursuant to the Development Plan and may direct and conduct certain additional Development activities not specifically allocated to either Party pursuant to the Development Plan, if the JDC agrees upon such allocation.  The Lead Development Party shall not have the right to change the Development Plan or to make changes to the Clinical Trial protocol or the statistical analysis plan or make changes that affect study design or Clinical Trial strategy (any of the foregoing actions falling under the authority of the JDC or JSC, as applicable).

3.3          Development Plan.

(a)           Scope. The Development of Collaboration Products shall be governed by development plans (each, a “Development Plan”), which, unless otherwise determined by the JSC, shall be Collaboration Product-specific, indication-specific, multi-year and world-wide (i.e., it shall cover the Development of each such Collaboration Product for use in the U.S., Japan, each of the Major European Countries and the EU as a whole, and the remaining countries in the Territory). Each Development Plan may, as determined by the JSC: (i) provide a planned Development program that is designed to generate the non-clinical, clinical and regulatory

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information required for submitting Drug Approval Applications and to obtain Regulatory Approvals for the relevant indications in the Territory; (ii) indicate the initial indications that will be pursued with respect to such Collaboration Product; (iii) address the target product profile for each Collaboration Product for each indication, as periodically updated; (iv) specify all material Development activities per indication to be performed for such Collaboration Product for such year, including without limitation, Clinical Trial protocols, additional preclinical tests (including any and all carcinogenicity and toxicology studies), Collaboration Product manufacturing plan including production and supply, and stability studies, enrollment numbers, submission dates and estimated dates of meetings with FDA for such Collaboration Product; (v) set forth the target timelines for each indication with respect to such Development activities; (vi) include a forecast of the amount of Bulk API or finished Collaboration Product needed for such Development activities; and (vii) assign tasks to each Party with respect to the performance of the Development activities contemplated by such Development Plan.  Each Development Plan shall include a Development Budget. Each Development Plan and updates thereof shall be prepared by the Party appointed by the JDC, with input from the other Party’s key clinical development personnel, and submitted pursuant to the procedures set forth in clause (c) below to the JDC for review and submission to the JSC for approval.

(b)           Initial Development Plan.  A draft of the initial Development Plan, together with associated initial Development Budget, for TRU-016 is attached hereto as Exhibit B (the “Initial Development Plan”).  The Parties shall make good faith efforts to agree upon the definitive Initial Development Plan and have it appropriately approved by the JSC within [ * ] after the Signing Date.

(c)           Updates to the Development Plan.  On an annual basis (no later than [ * ] of each Calendar Year), the Party appointed by the JDC shall prepare amendments to each then-current Development Plan and each Development Budget.  Each such amended Development Plan shall cover the next Calendar Year and shall contain a corresponding Development Budget.  Each such updated and amended Development Plan shall reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to Development of the applicable Collaboration Product.  The amended Development Plan and Development Budget shall be submitted to the JDC for review and, following such review, to the JSC for its review and approval.  Once approved by the JSC, the amended Development Plan and Development Budget shall become effective on January 1 of each Calendar Year and shall be in full force throughout such Calendar Year unless further amended in accordance with this Section 3.3(c).  In any event, any amended or updated Development Plan and Development Budget shall supersede the previous Development Plan and Development Budget.

3.4          Standards of Conduct; Diligence.

(a)           Each Party shall perform the Development activities for which it is responsible under the Development Plan in good scientific manner and in compliance with applicable Laws, including without limitation applicable GCP, GLP, and GMP.  Each Party will keep the other Party fully informed regarding the progress and results of such Party’s Development activities with respect to the Collaboration Products through the JDC meetings on a quarterly basis and other than through the JDC at such other time as necessary under the circumstances.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Each Party shall use Diligent Efforts to execute and carry out the activities assigned to it in the Development Plan and shall use Diligent Efforts to execute and carry out such activities within the Development Budget; provided that if a Party exceeds the portion of such Development Budget allocated to it with respect to the relevant Calendar Quarter by greater than [ * ] without the approval of the JSC, any amount in excess of such number shall not be considered Development Costs and such Party shall be solely responsible for payment of such excess.

(c)           The Parties shall cooperate in good faith to establish appropriate and consistent medical information support relating to Collaboration Products.

3.5          Third Parties.

(a)           Contractors.  Any Third Party retained by a Party to perform Development activities with respect to Collaboration Products must be approved in advance in writing by the JSC, such approval not to be unreasonably withheld or delayed, unless such Third Party and such activities are pre-existing obligations listed in Schedule 3.7 or are specifically approved in the Development Plan or Development Budget.  Each Party shall remain liable for the performance of its obligations hereunder which it delegates to such Third Parties.

(b)           Obligations with Respect to Third Party Contracts.  Any Third Parties performing Development activities hereunder shall be subject to confidentiality and non-use obligations at least as stringent as those set forth in Article 11 with a minimum duration of [ * ] and must comply with the terms of Section 10.1(c) with respect to any invention or Know-How generated in the course of performing the Development activities.  Unless otherwise determined by the JSC, each Party shall include provisions in its contracts with Third Parties entered into after the Signing Date and specifically related to Development or Commercialization of a Collaboration Product that would permit, in the event that such Collaboration Product becomes a Royalty Product (i) the assignment of such contract by the Opt-Out Party to the Non-Opt-Out Party, or (ii) the granting of a sublicense or equivalent right of access to the Non-Opt-Out Party.

(c)           Intellectual Property.  Neither Party shall knowingly introduce to any Collaboration Product any Patent Right or Know-How that is not Controlled by such Party, except with the prior approval of the JSC.

3.6          Limitations on Development.  After the Signing Date and during the Term, neither Party nor any of its Affiliates shall, directly or through any Third Party, sponsor, conduct or cause to be conducted, otherwise assist in, or supply any Collaboration Product for use in connection with, or otherwise fund, any Clinical Trial of any Collaboration Product outside of the Development Plan, without the prior written consent of the other Party.

3.7          Development Costs.

(a)           In general.  All Development Costs incurred by either Party shall be borne by the Parties as follows: Facet shall bear fifty percent (50%) of all Development Costs and Trubion shall bear fifty percent (50%) of all Development Costs, provided that such costs were incurred pursuant to the Development Plan, and either do not exceed the portion of the Development Budget allocated to the applicable Party with respect to the relevant Calendar

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Quarter by more than [ * ] or are otherwise approved by the JSC.  For clarity, any costs otherwise or previously shared by the Parties shall not be double counted or otherwise included as a Development Cost even if it meets such definition.

(b)           FTE Records and Calculations.  Each Party shall record its FTE effort for the Development of each Collaboration Product to the extent that such FTE efforts are included in Development Costs that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JDC, on a Calendar Quarterly basis, in each case in a manner that allocates such FTE effort to the extent practicable to each applicable Collaboration Product.  Except to the extent provided herein, each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party in accordance with a methodology approved by the JSC.  The JFC shall facilitate any reporting hereunder.

(c)           Other Expenses.  Any expenses incurred by a Party for Development activities that do not fall within the definitions of Development Costs shall be borne solely by such Party unless the JSC determines otherwise.

(d)           Pre-existing Obligations. Unless otherwise determined by the JSC, any Third Party obligations of either Party in existence prior to the Signing Date, [ * ] other than those listed in Schedule 3.7 will not be considered Development Costs and will not be subject to expense sharing. [ * ]

(e)           Reports.  Each Party shall report to the other Party within [ * ] after the end of each Calendar Quarter with regard to the Development Costs incurred by it during such quarter.  Such report shall be prepared in accordance with GAAP and shall specify in reasonable detail all expenses included in such Development Costs during such quarter and shall be accompanied by invoices, and/or such other appropriate supporting documentation in accordance with the procedures established by the JSC.  Each Party’s report shall include, in addition to the Development Costs incurred by it during the relevant Calendar Quarter a comparison of the amounts budgeted in the Development Plan for such activities and the amounts incurred by such Party for such activities.  The Parties shall seek to resolve any questions related to such accounting statements within [ * ] following receipt by each Party of the other Party’s report hereunder.  The JFC shall facilitate the reporting of Development Costs hereunder and the resolution of any questions concerning such reports.  Each Party shall have the right at reasonable times and upon reasonable prior notice to audit the other Party’s records as provided in Section 9.9(b) to confirm the accuracy of the other Party’s costs and reports with respect to Development Costs that are shared under this Agreement.

(f)            Development Cost Accounts.  Each Party shall charge all Development Costs as incurred by it or its Affiliates on its books and records in accordance with GAAP to enable the tracking of expenses incurred in connection with each Development Plan.  Each Party shall provide the other Party with an interim quarterly report of monthly estimates for the current Calendar Quarter charges within [ * ] after the end of the second calendar month in each Calendar Quarter.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)           Reconciliation Payment.  Within [ * ] after the end of each of the first three Calendar Quarters and, for the last Calendar Quarter in a Calendar Year, within [ * ] after the end of such quarter, the Party that has incurred less than its share of such Development Costs shall make a reconciling payment to the other Party to achieve the appropriate allocation of Development Costs provided for in Section 3.7(a).

(h)           Records.  Each Party shall keep detailed records of the Development Costs it incurs, including all supporting documentation for such expenses.  Each Party shall keep such records for at least [ * ] after the date that such expense was incurred.

(i)            General Procedures Apply.  Any reimbursement payments made pursuant to this Section 3.7 shall be subject to the general payment procedures set forth in Sections 9.6-9.9.

3.8          Records, Reports and Information.  Each Party shall maintain complete, current and accurate records of all work conducted by it under the Development Plan and all data and other Know-How resulting from such work. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall provide written reports to the JDC on its Development and regulatory activities with the Collaboration Product pursuant to the Development Plan on a quarterly basis at the end of each Calendar Quarter, at a level of detail reasonably sufficient to enable the other Party to determine the reporting Party’s compliance with its Diligent Efforts obligations under Section 3.4.  Each Party shall have the right to review any such records maintained by the other Party at reasonable times and upon written request in accordance with procedures established by the JDC.

4.             REGULATORY MATTERS.

4.1          Transfer of Data and Regulatory Materials.  The JDC shall determine the content and manner for sharing data and Regulatory Materials between the Parties.  The lead Party for regulatory activities with respect to a particular Collaboration Product in a particular country (such Party, the “Lead Regulatory Party”), as provided in Section 4.3, shall provide the other Party with copies of the IND and of such other Regulatory Materials Controlled by the Lead Regulatory Party, in each case with respect to Collaboration Products. Specifically, within [ * ] after the Signing Date, Trubion shall provide Facet with a copy of all TRU-016 related Regulatory Materials in the form then existing, generated as of the Signing Date and Controlled by Trubion.  The non-Lead Regulatory Party shall have the right, without any additional consideration, to use any and all such data and reports supplied by the Lead Regulatory Party under this Section 4.1 in connection with the Development and/or Commercialization of any Collaboration Products or Royalty Products in the Field, in the Territory in accordance with the terms of this Agreement, including the incorporation of such data or reports in any regulatory submissions.

4.2          Ownership of Regulatory Dossier.  The Lead Regulatory Party will own all regulatory filings for each Collaboration Product in each country where such Party is the Lead Regulatory Party in order to facilitate such Party’s interactions with Regulatory Authorities in such country with respect to each such Collaboration Product.  Trubion, as initial Lead

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Regulatory Party for TRU-016 in the Unites States, will initially own all Regulatory Materials for [ * ], including all Regulatory Materials related to [ * ].  Promptly upon the JSC’s decision to change the Lead Regulatory Party or the delivery of a Pursuit Notice or a deemed Pursuit Notice if the Lead Regulatory Party has exercised or has been deemed to have exercised its Opt-Out Option pursuant to Article 7, Section 8.5 or Section 14.2(b), the former Lead Regulatory Party shall transfer and assign to the other Party (and the other Party hereby agrees to receive from the former Lead Regulatory Party) all of the former Lead Regulatory Party’s right, title and interest to the applicable regulatory filings.

4.3          Lead Regulatory Party.  The Parties intend that each Development Plan shall set forth the regulatory strategy approved by the JSC for the applicable Collaboration Product. The JSC shall select the Lead Regulatory Party for each Collaboration Product, provided that Trubion shall be the initial Lead Regulatory Party for TRU-016 in the United States and the JSC may change the Lead Regulatory Party for any Collaboration Product at any time. The Lead Regulatory Party shall be responsible for the implementation of such strategy in the applicable country.  The Lead Regulatory Party shall comply with applicable Laws and other regulatory obligations related to the submission and maintenance of any Regulatory Materials for Regulatory Approval of a Collaboration Product, in the Field, in the applicable country(ies) of the Territory.  The Party that is not the Lead Regulatory Party shall have a participatory role in all material regulatory activities that would have a potential impact on Collaboration Products in the relevant country, including all interactions with Regulatory Authorities.  All material regulatory decisions (including the content of any regulatory filing or dossier, pharmacovigilance reports, patient risk management strategies and plans, Product Labeling and safety) will be made by the JSC and implemented by the Lead Regulatory Party. Notwithstanding any other provision of this Agreement, the decision to [ * ] must be the result of consensus by the JSC or, in the event that the JSC is unable to reach consensus with respect to such a [ * ] decision and the matter is submitted to the Parties’ Executive Officers pursuant to Section 2.7(b), the unanimous agreement of the Executive Officers pursuant to Section 2.7(c) to [ * ]. If the Executive Officers are unable to reach consensus on any such matter within the applicable [ * ] period, then the JSC will be deemed to have decided not to [ * ].  In no event will a dispute regarding whether to [ * ] be resolved through arbitration under Article 15.

4.4          Regulatory Filings.

(a)           The Lead Regulatory Party shall prepare, for timely review by the JDC, all IND and BLA submissions (including any supplements or modifications thereto, but excluding routine submissions such as study site documentation and adverse event reports (i.e., not relating to serious adverse events as defined by applicable Law)) to the applicable Regulatory Authority.  The other Party shall have a right to review and comment upon (through its members of the JDC) all draft material regulatory filings, including without limitation all correspondence to be submitted to the Regulatory Authority related to Clinical Trial design, the content and subject matter of, and strategy for, each Drug Approval Application, all proposed Product Labeling (including the final Regulatory Authority-approved Labeling) and post-Regulatory Approval labeling changes.  The Lead Regulatory Party shall accept and incorporate all reasonable comments provided by the other Party.  Each Party shall promptly provide the other with copies of all written or electronic communications received by it from, or sent by it to, a Regulatory Authority including IND submissions and amendments thereof, and all communications (other

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than routine communications) with respect to obtaining and maintaining, Regulatory Approvals for a Collaboration Product (it being understood that routine adverse event filings (i.e., not relating to serious adverse events as defined by applicable Law) shall not fall within the meaning of maintenance) and copies of all contact reports produced by such Party.  The Lead Regulatory Party shall be the sole Party to initiate contact with any Regulatory Authorities regarding a Collaboration Product, and shall initiate such contact at the reasonable request of the other Party.

(b)           Notice of Regulatory Filing Requirements.  The Lead Regulatory Party shall provide to the other Party, within [ * ] of discovery or receipt thereof by the Lead Regulatory Party, notice of (i) any event with respect to any Collaboration Product that triggers any Regulatory Authority filing requirement, (ii) any additional requirements which the applicable Regulatory Authority may impose with respect to obtaining or maintaining Regulatory Approval for a Collaboration Product (including additional Clinical Trials), and (iii) all Regulatory Authority inquiries with respect to a Collaboration Product that require a response or for a which a response may be advisable.  The JDC shall discuss in good faith and on a timely basis determine the most effective and expeditious means of responding to such Regulatory Authority filing requirements, additional requirements or inquiries.

4.5          Regulatory Meetings.  The Lead Regulatory Party shall provide the other Party with notice of all meetings, conferences, and discussions (including Regulatory Authority advisory committee meetings and any other meeting of experts convened by the Regulatory Authority concerning any topic relevant to a Collaboration Product, as well as Collaboration Product labeling and post-Regulatory Approval Collaboration Product labeling discussions with any Regulatory Authority) scheduled by the Regulatory Authority concerning any pending Drug Approval Application or any material regulatory matters relating to a Collaboration Product within [ * ] after the Lead Regulatory Party receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give the other Party a reasonable opportunity to participate in such meetings, conferences and discussions).  The other Party shall be entitled to be present at, and to participate in, all such meetings, conferences or discussions.  Facet’s and Trubion’s respective members of the JDC shall use reasonable efforts to agree in advance on the scheduling of such meetings and on the objectives to be accomplished at such meetings, conferences, and discussions and the agenda for the meetings, conferences, and discussions with the Regulatory Authority.  The Lead Regulatory Party shall reasonably attempt to include the other Party in any unscheduled, ad-hoc meetings, conferences and discussions with the Regulatory Authority concerning any pending IND, Drug Approval Application or any material regulatory matters relating to a Collaboration Product, and will promptly copy such other Party on a contact report.

4.6          Regulatory Data. In accordance with procedures established by the JDC, each Party shall provide to the other Party on a timely basis access to or copies of all material pre-clinical and clinical data generated or compiled pursuant to the Development Plan with respect to Regulatory Materials maintained by such Party (via electronic copies of such data in a form that may be analyzed and manipulated by the other Party).

4.7          Common Database.  If deemed appropriate by the JDC, the Parties will establish a common database to be controlled, maintained and administered by the Party designated by the JDC for the receipt, investigation, recordation, communication, and exchange (as between the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parties) of data arising from Clinical Trials for Collaboration Products.  The Parties shall agree upon guidelines and procedures for such common database that shall be in accordance with, and enable the Parties to fulfill their reporting obligations under applicable Law.  Furthermore, such guidelines and procedures shall be consistent with relevant International Council for Harmonisation (“ICH”) guidelines.  The Parties’ costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging such data shall be included as an element of Development Costs or as Commercialization Costs, as applicable, calculated on a FTE cost (calculated at the FTE Rate) and direct out-of-pocket cost basis.

4.8          Rights of Reference.  Each Party shall have the right to cross reference, file or incorporate by reference any regulatory filing or drug master file (as defined in 21 C.F.R. 314.420, or as amended from time to time, or the corresponding foreign equivalent) (and any data contained therein) for any Collaboration Product, or any component thereof, made in any country in the Territory (including all Regulatory Approvals) in order to support regulatory filings that such Party is permitted to make under this Agreement for any Collaboration Product or Royalty Product and to enable either Party to fulfill its obligations under this Agreement to Develop, Manufacture or Commercialize in the Territory any such Collaboration Product or Royalty Product.  Each Party shall support the other, as may be reasonably necessary, in obtaining Regulatory Approvals for each Collaboration Product and Royalty Product, including providing necessary documents, or other materials required by applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement.

4.9          Costs and Expenses.  Unless otherwise agreed by the JSC and subject to Section 3.4(b), any costs required for the Parties to prepare, submit and maintain all Regulatory Materials in the Territory shall be treated as Development Costs to the extent such costs are incurred in accordance with the Development Plan and do not exceed the portion of the Development Budget allocated to such regulatory activities to the applicable Party with respect to the relevant Calendar Quarter by more than [ * ] or are otherwise approved by the JSC.

4.10        Consultation, Reporting and Review.

(a)           Each Lead Regulatory Party shall keep the other Party reasonably and regularly informed of the status of the preparation of all Regulatory Materials, Regulatory Authority review of Regulatory Materials, and Regulatory Approvals made by it for Collaboration Products in the Field.

(b)           Each Lead Regulatory Party shall provide the other Party, in a timely manner, with copies of all Regulatory Approvals it receives for Collaboration Products in the Field.

(c)           Each Party shall provide the other Party, in a timely manner, with copies of, and all information received by it pertaining to, notices, questions, actions and requests from or by Regulatory Authorities with respect to Collaboration Products, in the Field, or the testing, manufacture, distribution or facilities in relation thereto, including without limitation any notices of non-compliance with Laws in connection with Collaboration Products in the Field (e.g., warning letters or other notices of alleged non-compliance), audit notices, notices of initiation by

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning Collaboration Products (or their manufacture, distribution, or facilities connected thereto), notice of violation letters (i.e., an untitled letter), warning letters, service of process or other inquiries.

4.11        Regulatory Inspection or Audit.  If a Regulatory Authority in the Territory desires to conduct an inspection or audit with regard to a Collaboration Product of a Party’s facility or a facility under contract with a Party, or with regard to a Royalty Product of the Opt-Out Party’s facility or a facility under contact with the Opt-Out Party when the Opt-Out Party continues to supply the Royalty Product to the Non-Opt-Out Party pursuant to Section 7.5(b)( vi), such Party shall promptly notify the other Party.  In such case, the audited Party shall permit and cooperate with such inspection or audit, and shall cause the contract facility to permit and cooperate with such Regulatory Authority during such inspection or audit. The other Party shall have the right to have a representative observe such inspection or audit and shall, if requested by the audited Party, assist the audited Party in preparing for, facilitating or enabling such inspection or audit.  Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which the audited Party shall immediately provide to the other Party), the audited Party shall prepare a draft response to any such observations, in consultation with the other Party, and the Party that holds the Regulatory Materials in the applicable country or territory shall prepare and file the final response with such Regulatory Authority.  If the Regulatory Authority is conducting an inspection or audit with regard to a Party’s contract facility, such Party shall (subject to the terms of the applicable contract with a Third Party manufacturer) cause its contract facility to prepare, submit to both Parties for input, and file the final response incorporating such input with such Regulatory Authority, and copy both Parties on such submission.

4.12        Pharmacovigilance Agreement.  Subject to the terms of this Agreement, and at a date to be determined by the JDC, Facet and Trubion shall define and finalize the actions the Parties shall employ to protect patients and promote their well-being in a written agreement (hereinafter referred to as the “Pharmacovigilance Agreement”).  These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Collaboration Product.  Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations to Governmental Authorities.  Furthermore, such agreed procedures shall be consistent with relevant ICH guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail.  The Pharmacovigilance Agreement will provide for a worldwide safety database to be maintained by the Party appointed by the JDC.  Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement (as the Parties may agree to modify it from time to time) and to cause its Affiliates and permitted sublicensees to comply with such obligations.

5.             COMMERCIALIZATION.

5.1          Overview.  The Parties agree to collaborate with respect to the Commercialization of Collaboration Products, in the Field, in the Territory as provided in this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 5. The JSC shall choose the Party, on a country-by-country and Collaboration Product-by-Collaboration Product basis, with the greatest applicable Commercial capability with respect to a particular Collaboration Product in a particular country as the lead commercialization party (“Lead Commercialization Party”) for such Collaboration Product in such country to coordinate the implementation of the Commercialization Plan in accordance with the allocation of responsibilities set forth therein.

5.2          Commercialization Plan.

(a)           Scope.  The Commercialization of Collaboration Products shall be conducted pursuant to commercialization plans (each, a “Commercialization Plan”), which, unless otherwise determined by the JSC, shall be Collaboration Product-specific, multi-year, world-wide, and shall set forth the anticipated Commercialization activities (including market studies, launch plans, Detailing and Promotion) and timelines, shall allocate responsibility for carrying out such activities between Facet and Trubion, and shall include the Commercialization Budget for such activities.  Each Commercialization Plan may, as determined by the JSC, include a lifecycle plan and the plan, with respect to each country, for: (i) Detailing and Promotion activities for the applicable Collaboration Product for the next [ * ] (as to the initial Commercialization Plan, the [ * ] following launch) and timelines for performing such activities, (ii) target audience, (iii) anticipated expenses, (iv) assumptions regarding product profile, (v) sales force size, and (vi) Promotional efforts. Each Commercialization Plan shall include a Commercialization Budget.  Each Commercialization Plan and updates thereof shall be prepared by the Lead Commercialization Party in the United States for such Collaboration Product, with review by and input from the other Party’s key personnel for Commercialization and Manufacturing activities, and submitted pursuant to the procedures set forth in clauses (b) and (c) below to the JCC for review and submission to the JSC for approval.

(b)           Initial Commercialization Plan. Promptly following the JSC’s request for a Commercialization Plan for a particular Collaboration Product and at least [ * ] prior to the then-current date of expected Regulatory Approval for such Collaboration Product in the Field, the Lead Commercialization Party in the United States for such Collaboration Product, with strategic guidance from the JSC, shall prepare the initial Commercialization Plan for such Collaboration Product and submit such plan to the JCC for review and, following such review, to the JSC for its review and approval.  The Parties agree and acknowledge that any such Commercialization Plan will reasonably allocate all Commercialization activities between the Parties, giving equal consideration to each Party’s abilities when making such allocation.

(c)           Updates to the Commercialization Plan.  On an annual basis (no later than [ * ] of each Calendar Year), the Lead Commercialization Party in the United States for such Collaboration Product shall prepare amendments to the then-current Commercialization Plan and the Commercialization Budget.  Such amended Commercialization Plan shall cover the next Calendar Year and shall contain a corresponding Commercialization Budget.  Such updated and amended Commercialization Plan shall reflect any changes, re-prioritization of activities within, reallocation of resources with respect to, or additions to Commercialization of the applicable Collaboration Product.  The amended Commercialization Plan and Commercialization Budget shall be submitted to the JCC for review and, following such recommendation, to the JSC for its review and approval.  Once approved by the JSC, the amended Commercialization

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Plan and Commercialization Budget shall become effective on January 1 of each Calendar Year and shall be in full force throughout such Calendar Year unless further amended in accordance with this Section 5.2(c).  In any event, any amended or updated Commercialization Plan and Commercialization Budget shall supersede the previous Commercialization Plan and Commercialization Budget.

5.3          Commercialization Reports.  Each Party will keep the JCC fully informed regarding the progress and results of its Commercialization activities with respect to Collaboration Products under this Agreement.

5.4          Standards of Conduct.

(a)           Each Party shall perform, or shall ensure that its Affiliates and permitted sublicensees and Third Party contractors perform, all Commercialization activities assigned to it in a good scientific and ethical business manner and in compliance with applicable Laws.

(b)           Each Party shall use Diligent Efforts to execute and carry out the activities assigned to it in the Commercialization Plan and each Party shall use Diligent Efforts to execute and carry out such activities within the Commercialization Budget; provided that if a Party exceeds the portion of the Commercialization Budget allocated to it with respect to the relevant Calendar Quarter by greater than [ * ] without the approval of the JSC, any amount in excess of such number shall not be considered Commercialization Costs hereunder and such Party shall be solely responsible for payment of such excess.

5.5          Sales Force Training.  The Lead Commercialization Party shall develop and conduct training programs for the sales representatives of one or both Parties’ sales representatives (depending on whether one or both Parties will be Detailing the Collaboration Product), specifically relating to the Collaboration Products to be Commercialized.  Each Party agrees to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy.

5.6          Product Labeling and Promotional Materials.  The JCC shall determine which Party shall be responsible for designing and supplying the Product Labeling and Promotional Materials for each Collaboration Product in the Territory.  Such responsible Party shall provide samples of such labeling and materials to the JCC for review and consultation prior to finalizing such materials for use by the Parties’ sales representatives.  The Parties shall describe in the applicable Commercialization Plan how and the manner in which the Parties shall be presented and described to the medical community in any Promotional Materials and the placement of the names and logos of the Parties therein, in each case as permitted by applicable Law and in accordance with the labeling for the Collaboration Product approved by the applicable Regulatory Authority.

5.7          Branding.  Each Collaboration Product Commercialized under this Agreement shall be Commercialized under and in connection with the Marks selected in accordance with Section 10.7.  To the extent that a Party is granted rights under this Agreement to Commercialize a Collaboration Product, it shall Commercialize such Collaboration Product solely under and in connection with the Marks selected and approved pursuant to the terms of Section 10.7 (except

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for Marks that include, in whole or part, any corporate name or logo of such Party, which Marks do not require such approval).

5.8          Pricing.  The JSC will determine the selling price (including volume discounts (including those available, without limitation, to managed care providers, indemnity plans, unions, self insured entities, and government payer, insurance or contracting programs such as Medicare, Medicaid, or the United States Dept. of Veterans Affairs), rebates, and similar matters, credit terms, and return policies) for all Collaboration Products Commercialized hereunder.  The Lead Commercialization Party for a particular Collaboration Product in a particular country shall have the right and responsibility for proposing to the JCC for review and submission to the JSC for approval the terms and conditions (and any updates and revisions thereof) with respect to the sale of such Collaboration Product in such country, including any terms and conditions relating to or affecting the price at which the Collaboration Product shall be sold, discounts, any discount attributable to payments on receivables, distribution of the Collaboration Product, and credits, price adjustments, or other discounts and allowances to be granted or refused.

5.9          Booking of Sales.  The Lead Commercialization Party for a particular Collaboration Product in a particular country will book sales in accordance with GAAP including handling inventory, receivables, managing relationships with the trade, returns, reimbursements, and charge-backs, trade-customer complaints and inquiries with respect to such Collaboration Product in such country.  For clarity, each Party’s expenses in connection with the activities described in this Section 5.9 will be included as Sales and Marketing Costs or Distribution Costs, as appropriate.

5.10        Product Recalls.  Decisions with respect to recalls, withdrawals or other corrective actions (“Recall”) with respect to any Collaboration Product related to manufacturing or product quality issues shall be handled in accordance with the Commercial Supply Agreement.  Decisions with respect to any other Recall related to any Collaboration Product shall be made only upon mutual agreement of the Parties; provided, however, [ * ]. The Parties shall cooperate with respect to any actions taken or public statements made in connection with any such Recall. Except as otherwise provided in this Section 5.10, the Parties will share all costs of a Recall with respect to any Collaboration Product as Sales and Marketing Costs.  Notwithstanding the foregoing, a Party shall bear any and all costs of a Recall, market withdrawal or other corrective action with respect to a Collaboration Product in the Territory, including the Manufacturing Costs for the Collaboration Product in question, to the extent the Recall is attributable to the fault of such Party and results from (a) a grossly negligent or reckless act or omission or intentional misconduct of such Party (or its Affiliate, agent or permitted sublicensee), (b) in the case such Party is the Lead Manufacturing Party, the failure of the Lead Manufacturing Party or its Affiliate, agent or sublicensee to perform its responsibilities and Manufacture the Collaboration Product in compliance with the specifications (as set forth in the Commercial Supply Agreement), or with applicable Laws, including applicable Good Manufacturing Practices, (c) any defect or condition introduced by a Party, its Affiliates or permitted sublicensees following delivery of the Collaboration Product from the Lead Manufacturing Party or its contract manufacturer, into a Collaboration Product or its packaging or labeling, or (d) a breach of any Laws or the terms of this Agreement by such Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.11        Co-Promotion Agreement.  In the event that both Parties have their own sales forces with appropriate expertise or that the Parties otherwise agree to share promotional responsibilities with respect to one or more Collaboration Products in one or more countries, the Parties shall negotiate in good faith and enter into a co-promotion agreement for such Collaboration Product in such countries to implement the promotional activities contemplated in the Commercialization Plan for such Collaboration Product in such country.

5.12        Limitations on Commercialization.  After the Signing Date and during the Term, neither Party nor any of its Affiliates shall, directly or through any Third Party, Commercialize any Collaboration Product outside of the Commercialization Plan, without the prior written consent of the other Party.

6.             MANUFACTURING.

6.1          Roles of the Parties.  The JSC shall select the lead manufacturing Party (“Lead Manufacturing Party”) for each Collaboration Product and the Lead Manufacturing Party shall be responsible for the supply of the Parties’ entire requirements of such Collaboration Product in accordance with the terms set forth below.  Trubion shall be the initial Lead Manufacturing Party for TRU-016.

(a)           Facet acknowledges that Trubion uses Third Party manufacturers to Manufacture TRU-016, and Trubion confirms that it shall be solely responsible for the performance of such Third Party manufacturers until such time as the Parties determine to engage an alternate or additional source of supply, or the Parties agree to amend such agreements in accordance with Section 6.4.

(b)           Trubion shall promptly notify existing Third Party manufacturers of execution of this Agreement, and, if Trubion proposes to materially amend, or to extend the term of, any existing Product manufacturing agreement with a Third Party, use Diligent Efforts to include Facet as a party to such agreement or to provide Facet with third party beneficiary rights with respect to such agreement and to allow for assignment of such agreement, or, if such agreement also applies to products that are not Products, assignment of all rights and obligations to the extent related to such Product, in each case from Trubion to Facet without consent from such Third Party manufacturer.

6.2          Pre-Clinical and Clinical Supply.  The Lead Manufacturing Party with respect to a particular Collaboration Product shall, by itself or through its Third Party contract manufacturers, timely supply all quantities of such Collaboration Product agreed upon by the JDC as required by the Parties to carry out all Development activities (pre-clinical and clinical) for such Collaboration Product pursuant to the Development Plan. Such quantities of Collaboration Product, and the schedule for such supply, shall be confirmed and if necessary updated by the JDC in a manner consistent with the Development Plan. Such supply shall be considered a Development Cost and charged on an accrual basis; provided that [ * ].  [ * ]. The JSC shall, in allocating Lead Manufacturing Party responsibilities between the Parties:  (a) endeavor to take advantage of the respective resources, capabilities and expertise of Facet and Trubion; (b) endeavor to (i) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, (ii)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

avoid duplication of efforts by the Parties and (iii) foster efficient use by the Parties of resources and personnel, consistent with this Agreement and the applicable then-current Development Plan and Development Budget; and (c) act in the best interests of the Collaboration.  The Lead Manufacturing Party shall ensure that all finished Collaboration Product supplied pursuant to the Development Plan shall, when delivered, have been manufactured, handled and stored in compliance with all agreed-upon specifications, then-current GMP requirements and applicable Laws, including without limitation prohibitions on misbranding and adulteration.  The Lead Manufacturing Party shall reasonably determine the process for quantity orders, timing for delivery and shipping terms to permit the Parties to fulfill their obligations under the Development Plan.

6.3          Pre-existing Obligations with Third-Party Manufacturers.  Unless otherwise determined by the JSC, any Third Party obligations in existence prior to the Signing Date for manufacturing of TRU-016, such as manufacturing capacity reservation, other than those listed in Schedule 3.7 will not be considered Manufacturing Costs and will not be subject to expense sharing. [ * ]

6.4          Alternative Supply Arrangements.  Unless otherwise determined by the JSC, in the event that:  (a) the Lead Manufacturing Party proposes to enter into one or more new manufacturing agreements, (b) the Lead Manufacturing Party proposes to materially amend, to renegotiate or to renew its then existing Third Party manufacturing agreements, or (c) the Lead Manufacturing Party notifies the JSC that capacity or quality under the existing Third Party manufacturing agreements will not be sufficient to meet the needs of the Parties under the Development Plan, the JSC shall determinate the appropriate course of action, including a determination of whether a second source of supply is appropriate.  In any event, the Lead Manufacturing Party shall notify the other Party and the JSC prior to entry into any such new, amended or renewed Third Party manufacturing agreement, and the JSC shall review and approve the proposed terms of such new, amended or renewed agreement; provided that such agreement may include, as agreed upon by the JSC (i) attempting to order in full lot or production run batches and otherwise reducing the Manufacturing Cost of Collaboration Product, (ii) providing for sufficient capacity and timely supply to satisfy the requirements of the then-current Development Plan, (iii) having Facet and Trubion as parties (and in any event third party beneficiaries) with respect to the rights and obligations related to Collaboration Products pursuant to such Third Party agreement, (iv) ensuring that in the event of the exercise or deemed exercise of an Opt-Out Option by a Party, the remaining Party shall be the sole obligor pursuant to such Third Party Agreement, (v) providing that the Parties shall have joint rights and obligations under the agreement with respect to Collaboration Product, but that one Party shall be designated as the “principal party” under such agreement, (v) providing both Parties with the right to audit and inspect such Third Party’s facilities on at least [ * ], which efforts shall be coordinated between the Parties in the event both Parties desire to conduct such audit and inspection, and (vi) providing for complete sharing of any and all information under and the terms and conditions of such agreement between the Parties.  The Lead Manufacturing Party shall be responsible for negotiating the terms of such agreement, with the other Party having consultation and review rights on the terms of such Third Party agreement.

6.5          Commercial Supply Agreement.  Unless a Party has already exercised its Opt-Out Option or is deemed to have exercised its Opt-Out Option under Section 14.2(b), at least [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prior to the anticipated commercial launch of a Collaboration Product, the Parties shall negotiate in good faith and enter into a manufacturing and supply agreement (the “Commercial Supply Agreement”) governing the commercial supply of such Collaboration Product. Such Commercial Supply Agreement shall contain customary terms governing such manufacturing and supply relationships, but shall in any event provide as follows:

(a)                                  Collaboration Product (i) shall meet the agreed specification, then-current GMP and be manufactured in accordance with applicable Laws including prohibitions on adulteration and misbranding, (ii) shall be supplied by or on behalf of the Lead Manufacturing Party in a timely manner consistent with established and agreed manufacturing and delivery schedules; and (iii) shall be supplied at a cost equal to the Manufacturing Cost of such Collaboration Product.

(b)                                  Upon a material and uncured breach by the Lead Manufacturing Party of its supply obligations, the other Party shall have the right to obtain the transfer and the Lead Manufacturing Party shall have the obligation to (i) effect such transfer [ * ], without undue delay, of any and all manufacturing technology reasonably necessary for the Manufacture of the applicable Collaboration Product included in the Trubion Know-How or included in the Facet Know-How that (x) has been applied to the Manufacture of the applicable Collaboration Product prior to Facet ceasing to be the Lead Manufacturing Party, or (y) [ * ], as applicable, not already in the other Party’s possession in the form and format in which such Know-How is maintained by the Lead Manufacturing Party or its Third Party manufacturers in the ordinary course of business, and to (ii) at the other Party’s request, use Diligent Efforts to obtain an assignment of any Third Party manufacturing agreement in each case as reasonably necessary to enable the other Party to Manufacture or have Manufactured Collaboration Product in accordance with the terms of this Agreement, provided, however, that the Lead Manufacturing Party shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement, provided that the Lead Manufacturing Party uses Diligent Efforts to obtain any consent necessary for such assignment, and the Lead Manufacturing Party is not required to pay any consideration or commence litigation in order to effect an assignment of any such agreement to the other Party. In the event the Lead Manufacturing Party exercises or is deemed to have exercised its Opt-Out Option pursuant to Article 7, Section 8.5 or Section 14.2(b), then Sections 7.5(b)(iii) and 7.5(b)(x) shall apply.

(c)                                  The Manufacturing Costs of commercial supplies of Collaboration Product as well as the duty, freight, postage, shipping, transportation, insurance, warehousing and handling charges actually allowed or paid with regard to such Collaboration Product shall be included in the calculation of cost of goods sold as part of Commercialization Costs.

6.6                               Facility Audits.  The JDC shall propose and submit to the JSC for approval a schedule for periodic audit and inspection of the facilities of any Third Party contract manufacturer on at least an annual basis subject to the terms of any applicable existing contract with a Third Party contract manufacturer.  Pursuant to the schedule approved by the JSC, or upon request of the JDC, the Lead Manufacturing Party shall conduct an inspection or audit of the facilities of such Third Party contract manufacturers.  The Lead Manufacturing Party shall provide not less than [ * ] notice to the other Party of any planned inspection and such other Party shall be permitted to participate in any audit, provided that, if the consent of the Third

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party contract manufacturer is required under the applicable contract to allow such other Party to participate in such audit, the Lead Manufacturing Party shall use Diligent Efforts to obtain such consent. Any inspection or audit requested by the JDC (other than pursuant to the schedule approved by the JSC) shall be conducted no more frequently than [ * ] at a given facility, and shall occur as promptly as possible following written notice by the JDC of its desire for such inspection or audit, but in no event shall such inspection commence later than [ * ] thereafter (unless such audit is triggered by a material safety or GMP non-conformance issue, in which case the audit may be conducted as frequently as necessary and the maximum notice period shall be [ * ] if permitted under the applicable contract).  Costs associated with auditing shall be Development Costs or Commercialization Costs as applicable.

6.7                               Quality Agreement.  The Parties shall negotiate in good faith and enter into a quality agreement governing the quality control, quality assurance and validation of the commercial and clinical supply of Bulk API and Product.

7.                                      OPT-OUT.

7.1                               General. Each Party shall have the right to opt-out of all of its rights and obligations to Co-Develop and Co-Commercialize any Collaboration Product pursuant to Sections 7.2 and 7.3 below (an “Opt-Out Option”). In addition, each Party may also exercise its Opt-Out Option pursuant to Section 8.5, and may be deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b). The Opt-Out Party may exercise its Opt-Out Option pursuant to Sections 7.2, 7.3 or 8.5 by providing a written notice (an “Opt-Out Notice”) to the Non-Opt-Out Party.

7.2                               Opt-Out Option.  Each Party may, on a Product-by-Product basis, exercise its Opt-Out Option with respect to any Collaboration Product by providing an Opt-Out Notice to the other Party during one of the following periods: (a) the period beginning with [ * ] and ending [ * ]; (b) the period beginning with [ * ] and ending [ * ].  In addition, Trubion may, on a Product-by-Product basis, exercise its Opt-Out Option with respect to any Collaboration Product by providing an Opt-Out Notice to Facet at any time after [ * ] and prior to [ * ].  Each such Opt-Out Notice shall identify the Collaboration Product for which the Opt-Out Party is exercising the Opt-Out Option (the “Opt-Out Product”).  If a Party is deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b), all Collaboration Products shall be deemed Opt-Out Products and Royalty Products.

7.3                               Opt-Out Option Following Change of Control.  If either Party (the “Acquired Party”) experiences a Change of Control, it shall inform the other Party within [ * ] following the effectiveness of such Change of Control and it shall use Diligent Efforts to arrange for the acquiring entity to discuss with the other Party the acquiring entity’s (a) intentions with respect to the Development and Commercialization of the Collaboration Products and (b) contemplated proposals for amending the Development Plan and, if applicable, Commercialization Plan for each Collaboration Product, and the other Party may exercise its Opt-Out Option with respect to all Collaboration Products by providing an Opt-Out Notice to the Acquired Party or its successor in interest within [ * ] of such Change of Control and all Collaboration Products shall become Opt-Out Products on the Opt-Out Effective Date.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4                               Opt-Out Effective Date. An Opt-Out Option shall become effective [ * ] after the Non-Opt-Out Party’s receipt of such Opt-Out Notice (the “Opt-Out Effective Date”).  Notwithstanding the foregoing, if a Party, after uncured material breach, is deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b), then both the date of the Opt-Out Notice and the Opt-Out Effective Date for such Opt-Out Option shall be deemed to be the date on which the other Party provides the notice under Section 14.2(b) to continue this Agreement and all Collaboration Products shall become Royalty Products on such date.

7.5                               Consequences of Opt-Out.

(a)                                  The Opt-Out Party’s obligations and rights to Co-Develop and Co-Commercialize a particular Opt-Out Product shall terminate upon the applicable Opt-Out Effective Date, and the Opt-Out Party shall have no liability for Development Costs or Commercialization Costs incurred by the Non-Opt-Out Party in respect of the Opt-Out Product(s) following the Opt-Out Effective Date, provided, however, that the Opt-Out Party shall remain liable for its share of [ * ].

(b)                                  The Non-Opt-Out Party may, in its sole discretion, elect to continue the Development and Commercialization of the Opt-Out Product by notice (the “Pursuit Notice”) to the Opt-Out Party.  [ * ]. Notwithstanding the foregoing, if a Party is deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b), then the Non-Opt-Out Party shall be deemed to have provided a Pursuit Notice to the Opt-Out-Party by providing a written notice of continuation of the Agreement pursuant to Section 14.2(b).  If the Non-Opt-Out Party delivers a Pursuit Notice with respect to an Opt-Out Product [ * ] or is deemed to have delivered such Pursuit Notice, such Opt-Out Product shall become a Royalty Product, and:

(i)                                    the Non-Opt-Out Party shall be solely responsible, at its sole cost and expense (except for those costs for which the Opt-Out Party remains responsible pursuant to Section 7.5(a)) for the Development of such Royalty Product, the preparation and filing of Regulatory Materials for such Royalty Product, the receipt of Regulatory Approval for such Royalty Product, and the Commercialization of such Royalty Product, in each case in the Field in the Territory.  The Non-Opt-Out Party shall use Diligent Efforts to Develop and obtain Regulatory Approval for Royalty Products and to Commercialize such Royalty Products in the Field in the Major Market Countries;

(ii)                                the Non-Opt-Out Party will inform the Opt-Out Party of the status of the Non-Opt-Out Party’s Development and Commercialization of Royalty Products through [ * ] progress reports submitted in writing to the Opt-Out Party, provided that if the Opt-Out Party remains responsible for the costs [ * ] pursuant to Section 7.5(a), the Non-Opt-Out Party shall additionally provide [ * ] reports and invoices with respect to such [ * ];

(iii)                            the Opt-Out Party shall provide reasonable consultation and assistance during a period of [ * ] following the Opt-Out Party’s receipt of the Pursuit Notice or written notice of continuation of the Agreement pursuant to Section 14.2(b), (“Transition Assistance”) for the purpose of transferring or transitioning to the Non-Opt-Out Party, (i) all Facet Applied Know-How or Trubion Know-How, as applicable, which is reasonably necessary for the continued Development, Manufacture or Commercialization of the Royalty Product not

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

already in the Non-Opt-Out Party’s possession in the form and format in which such Know-How is maintained by the Opt-Out Party or its Affiliate or subcontractor in the ordinary course of business, and (ii) at the Non-Opt-Out Party’s request, the Opt-Out Party shall use Diligent Efforts to assign to the Non-Opt-Out Party all then-existing Third Party agreements that relate solely to the Royalty Product, in the Territory, in the Field and are reasonably necessary for the Non-Opt-Out Party to continue researching, Developing, Manufacturing, or Commercializing such Royalty Product in the Territory, in the Field; provided, however, that the Opt-Out Party shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement provided that the Opt-Out Party uses Diligent Efforts to obtain any consent necessary for such assignment, and the Opt-Out Party is not required to pay any consideration or commence litigation in order to effect an assignment of any such agreement to the Non-Opt-Out Party;

(iv)                               the Opt-Out Party shall transfer and assign to the Non-Opt-Out Party, in the form and format in which such materials are maintained by the Opt-Out-Party in the ordinary course of business, all Regulatory Materials for such Royalty Product, in the Territory, in the Field, that are Controlled by the Opt-Out-Party or its Affiliates or permitted sublicensees; the Non-Opt-Out Party shall have the right, without any additional consideration, to use any and all such data and reports supplied by the Lead Regulatory Party under this Section 7.5(b)(iv) or pursuant to Section 4.1 in connection with the Development, Manufacture and/or Commercialization of such Royalty Product in the Field, in the Territory in accordance with the terms of this Agreement, including the incorporation of such data or reports in any regulatory submissions; and the Opt-Out Party’s rights to participate in regulatory activities and meetings shall terminate;

(v)                                   all Committees except the JPC shall cease to have any rights, obligations or decision-making capabilities with respect to such Royalty Product and, if there are no Collaboration Products still being pursued at such time, shall disband until such time, if ever, that a Collaboration Product is being pursued.  All decisions that were made by such Committees under this Agreement with respect to the Royalty Product prior to the Opt-Out Effective Date shall thereafter be made solely by the Non-Opt-Out Party consistent with such Party’s obligations under Section 7.5(b)(i). The JPC shall continue subject to Section 10.3 unless a Party has exercised or is deemed to have exercised its Opt-Out Option in respect of all Collaboration Products, in which case all decisions that were made by the JPC prior to the Opt-Out Effective Date shall be made solely by the Non-Opt-Out Party consistent with such Party’s obligations under Section 7.5(b)(i);

(vi)                               if the Opt-Out Party is the Lead Manufacturing Party of the Royalty Product(s), as part of and during the period of the Transition Assistance (1) the Non-Opt-Out Party shall have the right to require the Opt-Out Party to continue supplying Bulk API and finished Product for such Royalty Product(s) under the terms of Article 6 for a period of up to eighteen (18) months (provided that the Non-Opt-Out Party shall use Diligent Efforts to find one or more alternative suppliers for Bulk API and finished Product as soon as reasonably possible following the exercise of the Opt-Out Option), and (2) the Non-Opt-Out Party shall have the right to obtain transfer, and the Opt-Out-Party shall have the obligation to effect transfer, without undue delay, of any and all manufacturing technology included in the Facet Applied Know-How or Trubion Know-How, as applicable, that is reasonably necessary to enable

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Non-Opt-Out Party to Manufacture, or have Manufactured such Royalty Product(s). The Non-Opt-Out Party automatically owns one-half (1/2) of any or all of the inventory in existence as of the Opt-Out Effective Date of Bulk API and/or finished Product for such Royalty Product (such inventory, the “Existing Inventory”).  In addition, the Non-Opt-Out Party shall have the right to purchase the other half of the Existing Inventory from the Opt-Out Party by reimbursing the Opt-Out Party for the Manufacturing Costs with respect to such Existing Inventory. The Non-Opt-Out Party shall notify the Opt-Out Party within [ * ] after the Effective Opt-Out Date whether the Non-Opt-Out Party elects to exercise such right to purchase the other half of the Existing Inventory;

(vii)                           the Opt-Out Party shall, as promptly as commercially practicable, assign to the Non-Opt-Out Party all right, title and interest in and to the Marks owned by the Opt-Out Party that were used or intended to be used with the Royalty Products (excluding any such Marks that include, in whole or part, any corporate name or logo of the Opt-Out Party or its Affiliates or permitted sublicensees), including any goodwill associated therewith. For the avoidance of doubt, only those Marks that have been (A) identified as the single designated lead candidate Mark for a non-commercialized Royalty Product, or (B) actually used in connection with a Commercialized Royalty Product, shall be assigned. The Non-Opt-Out Party shall be responsible for recording such assignment in the Territory with the appropriate Governmental Authority and will bear all costs associated with such assignment and recordation. The Opt-Out Party shall cooperate in facilitating such assignment and recordation by timely executing all necessary documents provided to it by the Non-Opt-Out Party;

(viii)                       in lieu of the Product Profit payments it would have received if the Opt-Out Party had not exercised its Opt-Out Option or the Opt-Out Party had not been deemed to have exercised its Opt-Out Option under Section 14.2(b) with respect to such Royalty Product, the Opt-Out Party shall receive from the Non-Opt-Out Party royalties on the Net Sales of the Royalty Product(s) as provided for under Section 9.5;

(ix)                              the Opt-Out Party shall use Diligent Efforts to effect the assignment or the granting of a sublicense or equivalent right of access to the Non-Opt-Out Party, whether through novation or sublicensing of such contracts or otherwise, of any and all rights under any contract between the Opt-Out Party and any Third Party that are reasonably necessary for the Non-Opt-Out Party to continue with Development or Commercialization of such Royalty Product, and the Non-Opt-Out Party shall reasonably cooperate in connection therewith, provided that if such assignment, novation or sublicense is not permissible, the Parties shall discuss in good faith potential alternatives that would enable the Non-Opt-Out Party to exercise at the Non-Opt-Out Party’s expense (on a pass-through basis) the rights and perform the obligations of the Opt-Out Party under such contracts with respect to such Royalty Product while minimizing the continuing obligations of the Opt-Out Party under such contract with respect to such Royalty Product, and, unless the Non-Opt-Out Party informs the Opt-Out Party in writing that [ * ], the Opt-Out Party shall [ * ]; and

(x)

a.                                       in the event of an Opt-Out pursuant to Section 7.2 or Section 8.5, the Non-Opt-Out Party shall reimburse the Opt-Out Party for [ * ] of the reasonable

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expenses incurred by the Opt-Out Party in the course of performing its transfer obligations pursuant to Sections 7.5(b)(iii), 7.5(b)(iv), 7.5(vi)(2) and 7.5(vii), provided that any request for reimbursement of such expenses is accompanied by invoices, and/or such other appropriate supporting documentation evidencing in reasonable detail the expenses for which reimbursement is allowed under this Section 7.5(b)(x); and

b.                                       in the event of an Opt-Out pursuant to Section 7.3, the Non-Opt-Out Party shall reimburse the Opt-Out Party for [ * ] of the reasonable expenses incurred by the Opt-Out Party in the course of performing its transfer obligations pursuant to Sections 7.5(b)(iii), 7.5(b)(iv), 7.5(vi)(2) and 7.5(vii), provided that any request for reimbursement of such expenses is accompanied by invoices, and/or such other appropriate supporting documentation evidencing in reasonable detail the expenses for which reimbursement is allowed under this Section 7.5(b)(x).

8.                                      LICENSES.

8.1                               License to Facet.  Subject to the terms and conditions of this Agreement, Trubion, effective as of the Signing Date, hereby grants to Facet an exclusive license (exclusive even as to Trubion, except to the extent necessary for Trubion to perform its obligations and exercise its rights under this Agreement), with the right to grant sublicenses in accordance with the provisions of Section 8.3, under the Trubion Patent Rights and Trubion Know-How, to research Develop, use, make, Manufacture, import, export distribute, market, offer for sale, sell and Commercialize Products, in the Field, in the Territory in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the rights granted to Facet under this Section 8.1 shall terminate with respect to an Opt-Out Product effective (a) as of the Opt-Out Effective Date for such Product if Facet exercises or is deemed to have exercised its Opt-Out Option, and (b) [ * ].  For clarity, the rights granted to Facet under this Section 8.1 shall remain in full force and effect if Trubion is deemed to have exercised its Opt-Out Option pursuant to Section 14.2(b).

8.2                               Licenses to Trubion.

(a)                                  Subject to the terms and conditions of this Agreement, Facet, effective as of the Signing Date, hereby grants to Trubion a license, with the right to grant sublicenses in accordance with the provisions of Section 8.3, under the Facet Patent Rights and the Facet Know-How, which license shall be non-exclusive, except with respect to Facet’s interest in Joint Patent Rights for which such license shall be co-exclusive, solely for the purpose of, and limited to, Trubion’s exercise of its rights and performance of its obligations under this Agreement, to Develop, use, make, Manufacture, import, export, distribute, market, offer for sale, sell and Commercialize Collaboration Products, in the Field, in the Territory in accordance with the terms of this Agreement.

(b)                                  Subject to the terms and conditions of this Agreement, Facet, effective as of the date of the delivery or deemed delivery of Trubion’s Pursuit Notice with respect to an Opt-Out Product, hereby grants to Trubion an exclusive, royalty-bearing license, with the right to grant sublicenses in accordance with the provisions of Section 8.3, under the Facet Applied Technology, to Develop, use, make, Manufacture, import, export, distribute, market, offer for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

sale, sell and Commercialize such Royalty Product, in the Field, in the Territory in accordance with the terms of this Agreement.

8.3                               Sublicensing.

(a)                                  No Sublicensing.  Except as set forth in Sections 8.3(b) and 8.3(c), neither Party shall sublicense any of the rights granted to it under this Agreement to any Third Party without the prior written consent of the other Party, provided that either Party may sublicense such rights:  (i) to its Affiliates, further provided that any such sublicense to an Affiliate shall immediately terminate if and when such entity ceases to be an Affiliate of such Party, and (ii) subject to Sections 3.5(a) and 3.5(b), to subcontractors or consultants to perform such Party’s assigned Development, Manufacturing or Commercialization responsibilities under this Agreement with respect to Collaboration Products, further provided that (A) such Party remains responsible for the work allocated to, and payment to, such subcontractors and consultants to the same extent it would if it were doing such work itself, (B) such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, (C) such sublicense shall not in any way diminish, reduce or eliminate any of such Party’s obligations under this Agreement, and (D) such Party uses Diligent Efforts to include in such sublicense agreement a provision which permits such Party to provide a copy of such sublicense agreement to the other Party, which copy may be redacted to exclude confidential information not related to the applicable Collaboration Product.  Unless prohibited by the terms of the sublicense, such Party shall provide the other Party with a copy of each such sublicense agreement entered into after the Signing Date within [ * ] after the execution thereof, which agreement may be redacted to exclude confidential information not related to the applicable Collaboration Product.

(b)                                  Joint Sublicense.  The Parties acknowledge that they may, upon mutual agreement, both grant sublicenses to a Third Party with respect to a particular Collaboration Product, including with respect to a particular country or indication.

(c)                                  Upon Opt-Out.  At any time after its delivery or deemed delivery of a Pursuit Notice with respect to a particular Royalty Product, the Non-Opt-Out Party may grant to one or more Third Parties sublicenses of some or all of the rights granted to it under Section 8.1 or 8.2(b), as applicable, but only with respect to such Royalty Product; provided that the Non-Opt-Out Party shall execute a written agreement with each such permitted sublicensee, which sublicense (i) shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, (ii) shall not in any way diminish, reduce or eliminate any of the Non-Opt-Out Party’s obligations under this Agreement, (iii) shall require each such permitted sublicensee to comply with all applicable terms of this Agreement, including to keep books and records, and (iv) shall permit the Non-Opt-Out Party to audit (either directly or through an independent auditor) such books and records.  The Non-Opt-Out Party shall provide the Opt-Out Party with a copy of each such sublicense agreement within [ * ] after the execution thereof.  Such copy may be redacted to exclude confidential, non-Royalty Product-related information and financial information (other than such financial information that is necessary for assessing the obligations to the Opt-Out Party under this Agreement).  Upon the Opt-Out Party’s request and at the Opt-Out Party’s expense, the Non-Opt-Out Party shall exercise its right to conduct an audit of a sublicensee’s books and records pertaining to the sale of the applicable Royalty Product under any such sublicense agreement at the next time that conducting such an audit is permissible

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under such sublicense agreement.  The Non-Opt-Out Party shall provide the Opt-Out Party with a copy of the report of the findings made in any such audit.  If such audit reveals that such sublicensee has understated its Net Sales by [ * ] or more, the Non-Opt-Out Party shall be responsible for the reasonable out-of-pocket costs of the Opt-Out Party in conducting the audit.  The Non-Opt-Out Party shall remain responsible for its obligations hereunder and for the performance of its sublicensees (including, without limitation, making all payments due to the Opt-Out Party by reason of any Net Sales of Royalty Product), and shall ensure that any such sublicensees comply with all relevant provisions of this Agreement.  In the event of any uncured material breach by any sublicensee under a sublicense agreement that would constitute a material breach of the Non-Opt-Out Party’s obligations under this Agreement, the Non-Opt-Out Party will promptly inform the Opt-Out Party in writing and shall take such action which in the Non-Opt-Out Party’s reasonable business judgment will address such default; provided, however, any such uncured material breach by such sublicensee of an obligation that would constitute a material breach of the Non-Opt-Out Party’s obligations under this Agreement shall be deemed an uncured material breach of the Non-Opt-Out Party hereunder unless the Non-Opt-Out Party cures such material breach within the time provided under Section 14.2.

8.4                               No Implied Rights.  Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property of such Party.

8.5                               Exclusivity.  Except for the Development and Commercialization of Products pursuant to the terms of this Agreement, during the Term neither Party shall Develop or Commercialize any protein therapeutic, including any [ * ], that binds to the CD37 Antigen [ * ] (a “Competing Program”).  In the event that, due to a Change of Control of a Party, such Party, or its successor in interest, is conducting a Competing Program during the Term of this Agreement, then such Party, or its successor in interest, shall either (a) exercise its Opt-Out Option with respect to all Collaboration Products by providing an Opt-Out Notice to the other Party; or (b) divest such Competing Program to a Third Party, in each case within [ * ] of such Change of Control.

8.6                               [ * ].  Each Party shall promptly bring to the attention of the JSC (or the other Party if there is no JSC in place at the time) any [ * ] that such Party wishes to Develop and Commercialize during the Term. Upon the recommendation of the JSC (or the mutual agreement of the Parties if there is no JSC in place at the time), the Parties shall negotiate in good faith an agreement to Develop and Commercialize such [ * ] on commercially reasonable terms.

8.7                               Third Party Licenses.  If the JPC determines that it is advisable or necessary to obtain a license (“Future Third Party License”) to any intellectual property right that is owned or controlled by a Third Party and is reasonably necessary or useful to the Development, Manufacture, or Commercialization of a Collaboration Product, the JPC shall so advise the JSC.  If the JSC determines to seek a license, the JSC shall designate a Party to negotiate the terms on which such a Third Party license would be granted and to serve as the primary point of contact with the applicable Third Party licensor following the execution of the license agreement.  Upon approval of the terms of such Future Third Party License by the JSC, the designated Party may execute such Future Third Party License and any payments that become due pursuant to a Future Third Party License agreement executed pursuant to this Section 8.7 will be treated as

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Costs or Commercialization Costs, as applicable, if incurred prior to the Opt-Out Effective Date or after the Opt-Out Effective Date but with respect to a Collaboration Product. If a Party delivers or is deemed to have delivered a Pursuit Notice for a Collaboration Product, any payments arising under a Future Third Party License from the Development, Manufacturing or Commercialization of the applicable Royalty Product shall be paid by such Non-Opt-Out Party, subject to Section 9.5(e)(iii).

9.                                      CONSIDERATION.

9.1                               Upfront Payment.  Facet shall pay to Trubion Twenty Million Dollars ($20,000,000.00) within ten (10) days after the Signing Date, which payment shall be non-refundable and non-creditable.

9.2                               Equity Investment.  Facet and Trubion have entered into the Stock Purchase Agreement attached hereto as Exhibit C, pursuant to which Facet will purchase from Trubion and Trubion will sell to Facet Ten Million Dollars ($10,000,000.00) of newly issued shares of common stock of Trubion at a purchase price per share equal to One Hundred Thirty-Five Percent (135%) of the average closing price of a share of common stock of Trubion over the sixty (60) trading days prior to the Signing Date provided that such purchase price (including the 35% premium) shall not be greater than $[ * ]/share or lower than $[ * ]/share of common stock of Trubion.

9.3                               Development Milestone Payments.  Facet shall make milestone payments (each a “Milestone Payment”) to Trubion based on the first achievement of each milestone event in the Field, in the Territory for each Product as set forth in this Section 9.3. No Milestone Payment shall be made twice with respect to the same Product. For the purposes of this Section 9.3, two Products are deemed the “same Product” if one Product contains, as its active pharmaceutical ingredient, [ * ].  Facet shall pay to Trubion the amounts set forth below, within [ * ] after the first achievement of the corresponding milestone event with respect to the Product.  Each Milestone Payment is non-refundable and non-creditable against any other payments due hereunder, provided that if the Development of a Product is abandoned, any Milestone Payments made with respect to such abandoned Product may be credited against the corresponding Milestone Payments payable on a Product which achieves such milestones after the abandonment of the other Product. For the purposes of this Section 9.3, the “[ * ]” of a Clinical Trial shall occur upon [ * ], “[ * ]” and “[ * ]” shall be [ * ] or, [ * ]. Notwithstanding anything to the contrary in this Agreement, if Trubion is deemed pursuant to Section 14.2(b) to have exercised its Opt-Out Option with respect to all Products on account of an uncured material breach by Trubion, the amount of the milestone payments due pursuant to this Section 9.3 with respect to milestone events achieved by all Products after Facet has provided Trubion with written notice of continuation in accordance with Section 14.2(b) shall be reduced by [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Event	Milestone Payment
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]
[ * ]	$	[ * ]

9.4                               Sharing of Product Profit.

(a)                                  Allocation.  Facet and Trubion shall share equally in Product Profit (which, for the avoidance of doubt, includes sharing of losses in a given period if the calculation of Product Profit for such period is negative) arising from the sale of each Collaboration Product in the Field in the Territory.

(b)                                  FTE Records and Calculations.  Each Party shall record its FTE effort for the Commercialization of each Collaboration Product to the extent that such FTE efforts are included in Commercialization Costs that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JCC, on a Calendar Quarterly basis, in each case in a manner that allocates such FTE effort to the extent practicable to each applicable Collaboration Product.  Except to the extent provided herein, each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products commercialized by such Party in accordance with a methodology approved by the JSC.  The JFC shall facilitate any reporting hereunder.

(c)                                  Commercialization Costs Accounts.  Each Party shall charge all Commercialization Costs as incurred by it or its Affiliates on its books and records in connection with each Commercialization Plan.  Each Party shall provide the other Party with an interim

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

quarterly report of monthly estimates for the current Calendar Quarter charges within [ * ] after the end of the second calendar month in each Calendar Quarter.

(d)           Other Expenses.  Any expenses incurred by a Party for Commercialization activities that do not fall within the definitions of Commercialization Costs shall be borne solely by such Party unless the JSC determines otherwise. In addition, each Party shall bear all costs incurred pursuant to the Commercialization Plan, that exceed the portion of the Commercialization Budget allocated to the Party with respect to the relevant Calendar Quarter by more than [ * ] unless otherwise approved by the JSC.

(e)           Pre-existing Obligations. Unless otherwise determined by the JSC, any manufacturing obligations in existence prior to the Signing Date, such as manufacturing capacity reservation or other obligations described in Section 6.3, other than those disclosed in writing by the obligated Party prior to the Signing Date and specifically agreed upon by the Parties, will not be considered Commercialization Costs and will not be subject to expense sharing.

(f)            Reporting.  Within [ * ] after the end of each Calendar Quarter, commencing with the first Calendar Quarter in which the Parties are implementing a Commercialization Plan for a particular Collaboration Product, each Party shall report to the JCC and the JFC its gross sales and Commercialization Costs for such Collaboration Product in the Territory.  In addition, each Party shall provide the JCC and the JFC with a monthly statement on a Product-by-Product and country-by-country basis of the amount of gross sales of Collaboration Products.

(g)           Payment.  Within [ * ] after receipt of such reports, the JFC shall provide for such Collaboration Product a consolidated financial statement setting forth the Product Profit for such Collaboration Product and calculating each Party’s fifty percent (50%) share of such Product Profit. Thereafter the following remittance obligations shall apply for such Collaboration Product depending on whether such Product Profit is positive or negative:

(i)            If there is positive Product Profit for such Calendar Quarter, then one Party shall make a payment to the other Party within [ * ] following delivery of the financial statement referenced above in an amount that will cause each Party to have received an equal share of the Product Profit for such Calendar Quarter.

(ii)           If there is negative Product Profit for such Calendar Quarter, then one Party shall make a payment to the other Party so that each Party will bear an equal share of the Product Profit for such Calendar Quarter.  Such payment shall be made within [ * ] following delivery of the financial statement referenced above.

(h)           Records.  Each Party shall keep detailed records of the Commercialization Costs it incurs, including all supporting documentation for such expenses, and remits for payment. Each Party shall keep such records for at least [ * ] after the date that such expense was incurred.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5          Royalties.

(a)           Base Royalties.

(i)            Trubion Royalties.  Subject to Section 9.5(e), if Trubion has exercised its Opt-Out Option pursuant to Section 7.2, Facet shall pay Trubion royalties on the Net Sales of Royalty Products during the applicable Royalty Period as follows:

Date of Trubion Opt-Out Notice:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

(ii)           Facet Royalties.  Subject to Section 9.5(e) if Facet has exercised its Opt-Out Option pursuant to Section 7.2 Trubion shall pay Facet royalties on the Net Sales of Royalty Products during the applicable Royalty Period as follows:

Date of Facet Opt-Out Notice:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]

(b)           Royalties after Opt-Out due to Competing Program.  Subject to Section 9.5(e), if the Opt-Out Party exercised its Opt-Out Option pursuant to Section 8.5 (i.e., due to a Competing Program following a Change of Control of the Opt-Out Party), the Non-Opt-Out Party shall pay the Opt-Out Party royalties on the Net Sales of Royalty Products during the applicable Royalty Period, as follows:

Date of Opt-Out Notice:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]

(c)           Royalties after Opt-Out Following Change of Control.  Subject to Section 9.5(e), if the Opt-Out Party exercised its Opt-Out Option pursuant to Section 7.3 following a Change of Control of the Non-Opt-Out Party, the Non-Opt-Out Party (or its successor in interest) shall pay the Opt-Out Party royalties on the Net Sales of Royalty Products during the applicable Royalty Period, as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Date of Opt-Out Notice:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

(d)           Royalties after Opt-Out Following Uncured Breach.

(i) Trubion Royalties.  Subject to Section 9.5(e), if Trubion is deemed pursuant to Section 14.2(b) to have exercised its Opt-Out Option with respect to all Products on account of an uncured material breach by Trubion, Facet shall pay Trubion royalties on the Net Sales of Royalty Products during the applicable Royalty Period, as follows:

Date of Trubion Deemed Opt-Out:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

(ii) Facet Royalties.  Subject to Section 9.5(e), if Facet is deemed pursuant to Section 14.2(b) to have exercised its Opt-Out Option with respect to all Products on account of an uncured material breach by Facet, Trubion shall pay Facet royalties on the Net Sales of Royalty Products during the applicable Royalty Period, as follows:

Date of Facet Deemed Opt-Out:	Royalty Rate:
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           Reduced Royalty Rate.

(i)            If a Royalty Product is generating Net Sales in a country during the applicable Royalty Period at a time when there is no Valid Claim covering such Royalty Product in such country of sale within the Trubion Patent Rights or the Facet Applied Patent Rights, then the royalty rate applicable to Net Sales of such Royalty Product in such country shall be reduced by [ * ] of the applicable royalty rate set forth in Section 9.5(a)-(d).

(ii)           If a Royalty Product is generating Net Sales in a country during the applicable Royalty Period at a time when a competing product is being actively marketed and sold in such country, then the royalty rate applicable to Net Sales of such Royalty Product in such country shall be reduced by [ * ] of the applicable royalty rate set forth in Section 9.5(a)-(d). For purposes of this Section 9.5(e)(ii), “competing product” shall mean a third party protein therapeutic that [ * ].

(iii)         The Non-Opt-Out Party may, subject to Section 9.5(e)(iv), deduct from the royalties it would otherwise owe to the Opt-Out Party pursuant to this Section 9.5 for Third Party licenses entered into after the Signing Date, including Future Third Party Licenses, an amount equal to [ * ] of the amounts paid to Third Parties in consideration for intellectual property rights that the Non-Opt-Out Party reasonably believes are necessary in connection with the Development, Manufacture or Commercialization of a Royalty Product in the Field in the Territory.

(iv)          During the Royalty Period, the operation of Sections [ * ] individually or in combination shall not reduce by more than [ * ] the royalties that would otherwise have been due under in Section 9.5(a)-(d).

(f)            Expiration of Royalty Period.  After the expiration of the Royalty Period for any Royalty Product in any country in the Territory, no further royalties shall be payable in respect of sales of such Royalty Product in such country and thereafter the licenses granted to the Non-Opt-Out Party under Section 8.1 or 8.2, as applicable, with respect to such Royalty Product in such country shall be fully paid-up, perpetual, irrevocable, royalty-free, non-exclusive licenses.

(g)           Cumulative Royalties.  The obligation to pay royalties under Section 9.5 shall be imposed only once with respect to a single unit of a Royalty Product, regardless of how many Valid Claims included within the Trubion Patent Rights, or Facet Applied Patent Rights would, but for this Agreement, be infringed by the Manufacture, use, import, offer for sale or sale of such Royalty Product in the countr(y)ies in the Territory of such Manufacture, use or sale.

(h)           Royalty Product Reports and Payments.  During the Royalty Period, within [ * ] after the end of each Calendar Quarter, the Non-Opt-Out Party shall deliver to the Opt-Out Party a report setting forth for such Calendar Quarter the following information, on a Royalty Product-by-Royalty Product and country-by-country basis: (a) the gross sales amount

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(by the Non-Opt-Out Party, its Affiliates and permitted sublicensees) for each Royalty Product sold in the Field in the Territory, on a country-by-country basis; (b) the Net Sales for each Royalty Product; and (c) the royalty amount due hereunder for the sale of each Royalty Product.  No such reports shall be due for any Royalty Product before the First Commercial Sale of such Royalty Product in the Territory.  The total royalty due for the sale of Royalty Products during such Calendar Quarter shall be remitted at the time such report is made.

9.6          Taxes and Withholding.  All payments due from one Party to another under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable Laws to be assessed against the receiving Party.  If the paying Party is so required to deduct or withhold, the paying Party will (a) promptly notify the receiving Party of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the receiving Party, (c) promptly forward to the receiving Party an official receipt (or certified copy) or other documentation reasonably acceptable to the receiving Party evidencing such payment to such authorities, and (d) otherwise reasonably cooperate with the receiving Party in connection with the receiving Party’s attempts to obtain favorable tax treatment and credit therefor (where appropriate) in accordance with applicable Laws.

9.7          Currency.  All amounts payable and calculations hereunder shall be in Dollars. Conversion of sales recorded in local currencies to Dollars will be performed in a manner consistent with a Party’s normal practices used to prepare its financial statements and consistent with GAAP, provided that such practices use a widely accepted source of published exchange rates (and are approved by the JCC as applicable).

9.8          Interest on Past Due Payments.  If either Party fails to pay any payment due under this Agreement on or before the date such payment is due, as provided in this Agreement, such late payment shall bear interest, to the extent permitted by applicable Law, at [ * ], effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if [ * ] as the Parties agree.

9.9          Maintenance of Records; Audits; Consolidation.

(a)           Record Keeping.  Each Party shall keep accurate books and accounts of record in accordance with GAAP in connection with the Development, Manufacture and Commercialization of Products, and the calculation of payments to be made under this Agreement in sufficient detail to permit accurate determination of all amounts necessary for verification of royalties and other payments to be paid from one Party to another under this Agreement.  Each Party shall maintain such records for a period of at least [ * ] after the end of the Calendar Year in which they were generated.

(b)           Audits.  Upon thirty (30) days prior written notice, a Party (the “Auditing Party”) may conduct and the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine, at the Auditing Party’s sole expense, the relevant books and records of the Audited Party as may be reasonably necessary to verify the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accuracy of (a) reports for Development Costs, (b) Manufacturing Costs, (c) Commercialization Costs and (d) the reports submitted by the Audited Party in accordance with this Agreement in connection with the payment of royalties and other amounts hereunder.  An examination by the Auditing Party under this Section 9.9(b) shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than [ * ] before the date of the request.  The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours.  The Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party’s facilities or records.  Upon completion of the audit, the accounting firm shall provide both the Audited Party and the Auditing Party a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies.  No other information shall be provided to the Auditing Party.

(c)           Underpayments/Overpayments.  If such accounting firm concludes that additional royalties or other payments were due to the Auditing Party, the Audited Party shall pay to the Auditing Party the additional amounts within [ * ] of the date the Audited Party receives such accountant’s written report so concluding.  If an underpayment exceeds [ * ] of the amounts that were to be paid to the Auditing Party, the Audited Party also shall reimburse the Auditing Party for all costs and reasonable out-of-pocket expenses incurred in conducting the audit.  If such accounting firm concludes that the Audited Party overpaid the Auditing Party, the Auditing Party, within [ * ] of the date the Auditing Party receives such account’s report so concluding, will refund such overpayments to the Audited Party less the reasonable out-of-pocket costs incurred by the Auditing Party in conducting the audit.

(d)           Confidentiality.  All financial information of the Audited Party with respect to a Royalty Product which is subject to review under this Section 9.9 shall be deemed to be the Audited Party’s Confidential Information subject to the provisions of Article 11, and the Auditing Party shall not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than verifying payments to be made by the Audited Party with respect to such Royalty Product; provided, however, that such Confidential Information may be disclosed by the Auditing Party to Third Parties only to the extent necessary to enforce the Auditing Party’s rights under this Agreement. All financial information of the Audited Party with respect to a Collaboration Product which is subject to review under this Section 9.9 shall be deemed to be the Confidential Information of both Parties subject to the provisions of Article

(e)           Consolidation.  In the event that a Party is, in the opinion of its independent registered accounting firm, reasonably required to consolidate or otherwise report in the financial statements of such Party (the “Consolidating Party”), all or a portion of the financial performance of the other Party (the “Consolidated Party”) for any financial reporting periods, then the Consolidating Party shall promptly notify the Consolidated Party of such determination in writing, and the Consolidated Party agrees to cooperate and promptly provide reasonable access to its books and records in order for the Consolidating Party to fulfill its financial reporting obligations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.          INTELLECTUAL PROPERTY.

10.1        Ownership of Collaboration Inventions.

(a)           The JPC shall, within a reasonable time after the Signing Date, establish and oversee a mutually agreeable procedure for (i) identifying and disclosing all inventions and Know-How generated by one or both Parties, their Affiliates or their respective employees, agents, or independent contractors in the course of conducting activities under this Agreement (“Collaboration Inventions”); and (ii) determining inventorship of each such Collaboration Invention, provided that such determination shall be made in accordance with United States patent laws.

(b)           Each Party shall solely own all Collaboration Inventions invented solely by its and/or its Affiliates’ respective employees, agents and/or independent contractors.

(c)           All Collaboration Inventions invented jointly by one or more employees, agents, or independent contractors of Trubion and/or its Affiliates and one or more employees, agents, or independent contractors of Facet and/or its Affiliates (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under United States patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the licenses granted herein and subject to any other intellectual property held by such other Party.

(d)           This Agreement is intended by the Parties to be entered into pursuant to 35 U.S.C. 103(c), as such section may be amended from time to time.  For clarity, Collaboration Inventions are intended by the Parties to be subject to 35 U.S.C. 103(c)(1) and this Agreement is intended by the Parties to be deemed a “joint research agreement” as defined in 35 U.S.C. 103(c)(3), as such sections may be amended from time to time.

10.2        Disclosure of Inventions.  Each Party shall promptly disclose to the JPC all Collaboration Inventions, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’ employees, agents or independent contractors describing Collaboration Inventions.

10.3        Prosecution of Patents.

(a)           Trubion Core Patent Rights. Except as otherwise provided in this Section 10.3, as between the Parties, Trubion shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) and maintain the Trubion Core Patent Rights in any jurisdiction in the Territory, provided that decisions regarding any claims within the Trubion Core Patent Rights that claim [ * ] and do not claim [ * ] shall be made by the JPC. Trubion shall provide Facet (i) a reasonable opportunity to review and comment on such filing and prosecution efforts regarding the Trubion Core Patent Rights in the Territory; (ii) a copy of each material communication received from any patent authority in the Territory regarding the Trubion Core Patent Rights, and (iii) drafts of any material filings or material responses to be made to such patent authorities a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable amount of time in advance of submitting such filings or responses. If Trubion determines in its sole discretion to abandon, cease prosecution or not maintain any Trubion Core Patent Right anywhere in the Territory, then Trubion shall provide Facet written notice of such determination at least [ * ] before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Facet with the opportunity to prepare, file, prosecute and maintain such Trubion Core Patent Right in the affected countries of the Territory on behalf of Trubion. If Facet desires Trubion to file, in a particular jurisdiction in the Territory, a Trubion Core Patent Right that claims priority to (or is based on the subject matter of) another Trubion Core Patent Right, Facet shall provide written notice to Trubion requesting that Trubion file such patent application in such jurisdiction. If Facet provides such written notice to Trubion, Trubion shall either (i) file and prosecute such patent application and maintain any patent issuing thereon in such jurisdiction, or (ii) notify Facet that Trubion does not desire to file such patent application and provide Facet with the opportunity to file and prosecute such patent application and maintain any patent issuing thereon on behalf of Trubion. Facet’s rights under this Section 10.3 with respect to any Trubion Core Patent Right licensed to Trubion by a Third Party shall be subject to the rights of such Third Party to file, prosecute, and/or maintain such Trubion Core Patent Right.  Facet shall be responsible for [ * ] of the out-of-pocket costs incurred by Trubion in the course of preparing, filing, prosecuting and maintaining the Trubion Core Patent Rights and such costs shall not be included in Development Costs or Commercialization Costs.  If Facet provides written notice to Trubion that Facet is no longer interested in maintaining a license to a particular Trubion Core Patent Right in a particular country, Facet will not be responsible for any portion of the costs incurred by Trubion after the date of such notice in connection with the preparation, filing, prosecution or maintenance of such Trubion Core Patent Right in such country, and the license granted to Facet under such Trubion Core Patent Right in such country shall terminate upon the delivery of such notice.  If Facet assumes responsibility for any Trubion Core Patent Rights, then all costs incurred by Facet in the course of preparing, filing, prosecuting and maintaining such Trubion Core Patent Rights shall be borne by Facet, without reimbursement by Trubion, and such costs shall not be included in Development Costs or Commercialization Costs.  If Trubion has exercised or is deemed to have exercised its Opt-Out Option in respect of all Products under this Agreement pursuant to Section 7.2, 7.3, 8.5 or 14.2(b), following the Opt-Out Effective Date, all costs incurred by Trubion in the course of preparing, filing, prosecuting and maintaining the Trubion Core Patent Rights shall be borne solely by Trubion.  If Facet has exercised or is deemed to have exercised its Opt-Out Option in respect of all Products under this Agreement pursuant to Section 7.2, 7.3, 8.5 or 14.2(b), following the Opt-Out Effective Date, all costs incurred by Trubion in the course of preparing, filing, prosecuting and maintaining the Trubion Core Patent Rights shall be borne solely by Trubion and Facet shall not have any rights pursuant to this Section 10.3(a) with respect to the Trubion Core Patent Rights; provided, however, if Facet notifies Trubion in writing within [ * ] following the Opt-Out Effective Date, with respect to one or more Trubion Core Patent Rights, that Facet will continue to be responsible for [ * ] of the out-of-pocket costs incurred by Trubion in the course of preparing, filing, prosecuting and maintaining such Trubion Core Patent Right(s), then Facet will continue to have all rights set forth in this Section 10.3(a) with respect to such Trubion Core Patent Right(s).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Trubion Product Patent Rights, Facet Product Patent Rights and Joint Patent Rights.

(i)            This Section 10.3(b)(i) shall apply if neither Party has exercised its Opt-Out Option, or is deemed to have exercised its Opt-Out Option under Section 14.2(b).  Decisions regarding the preparation, filing, prosecution, and maintenance of Trubion Product Patent Rights, Facet Product Patent Rights and Joint Patent Rights, as well as any claims within the Trubion Core Patent Rights that claim [ * ] and do not claim [ * ], in any jurisdiction in the Territory shall be made by the JPC.  The JPC shall designate a Party (the “Implementing Party”) to be responsible, using its in-house counsel or outside patent counsel reasonably acceptable to the other Party, to implement the decisions of the JPC regarding the preparation, filing, prosecution, and maintenance of such Patent Rights, provided that Trubion shall be the Implementing Party for Trubion Product Patent Rights and Facet shall be the Implementing Party for Facet Product Patent Rights.  The Implementing Party shall provide the JPC (i) a reasonable opportunity to review and comment on such prosecution efforts regarding such Patent Rights in the Territory, (ii) a copy of each material communication received from any patent authority in the Territory regarding such Patent Rights, and (iii) drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  Each Party shall be responsible for fifty percent (50%) of the out-of-pocket costs incurred by the Parties in the course of preparing, filing, prosecuting and maintaining such Patent Rights and such costs shall be included in Development Costs if incurred prior to First Commercial Sale of a Collaboration Product or Commercialization Costs if incurred after First Commercial Sale of a Collaboration Product.

(ii)           This Section 10.3(b)(ii) shall apply if a Party has exercised its Opt-Out Option, or is deemed to have exercised its Opt-Out Option under Section 14.2(b), the Non-Opt-Out Party has delivered or is deemed to have delivered a Pursuit Notice, and the Parties are not actively Developing or Commercializing any Collaboration Products.  Subject to this Section 10.3(b)(ii), the Non-Opt-Out Party shall make and implement decisions regarding the preparation, filing, prosecution, and maintenance of Trubion Product Patent Rights, Facet Product Patent Rights and Joint Patent Rights, as well as any claims within the Trubion Core Patent Rights that claim [ * ] and do not claim [ * ], in any jurisdiction in the Territory.  The Non-Opt-Out Party shall provide the Opt-Out Party: (i) a reasonable opportunity to review and comment on such prosecution efforts regarding such Patent Rights in the Territory; (ii) a copy of material communications from any patent authority in the Territory regarding such Patent Rights; and (iii) drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. If the Non-Opt-Out Party determines to abandon, cease prosecution or not maintain any such Patent Right anywhere in the Territory, then it shall provide the Opt-Out Party written notice of such determination at least [ * ] before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide the Opt-Out Party with the opportunity to assume the preparation, filing, prosecution and maintenance of such Patent Right in the affected countries of the Territory.  Each Party shall be responsible for one hundred percent (100%) of the costs it incurs in the course of preparing, filing, prosecuting and maintaining such Patent Rights and such costs shall not be included in Development Costs or Commercialization Costs.

(iii)         If a Party has exercised its Opt-Out Option and the Non-Opt-Out Party has delivered a Pursuit Notice, but the Parties still are actively Developing or Commercializing one or more Collaboration Products (i.e. Products for which neither Party has exercised its Opt-Out Option), then (i) the provisions of Section 10.3(b)(ii) shall apply to (1) all

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Joint Patent Rights, Trubion Product Patent Rights and Facet Product Patent Rights that claim [ * ] and [ * ] in each case in all jurisdictions in the Territory and (2) all claims within the Trubion Core Patent Rights that claim [ * ] and do not claim [ * ], and (ii) the provisions of Section 10.3(b)(i) shall apply to (1) any other Joint Patent Right, Trubion Product Patent Rights and Facet Product Patent Rights and (2) all claims within the Trubion Core Patent Rights that claim [ * ] and do not claim [ * ].

(c)           Divisional Patent Application.  At the request of Facet or at Trubion’s election, Trubion shall file a continuation or divisional patent application of any Trubion Core Patent Right that contains a claim that claims [ * ] and does not claim [ * ], including U.S. Patent Application Serial Number [ * ], if permitted by applicable Laws, shall pursue in such continuation or divisional patent applications claims specifically directed to one or more Products and shall not pursue in such continuation or divisional patent applications any claims specifically directed to the product known [ * ] or any other product that is not a Product.  Such continuation or divisional patent applications shall be deemed Trubion Product Patent Rights.

(d)           Patents Licensed from Third Parties.  If either Party licenses after the Signing Date any Patent Rights from a Third Party and such Patent Rights qualify as Trubion Patent Rights or Facet Product Patent Rights, then each Party’s rights under this Section 10.3 with respect to such Patent Rights shall be subject to the rights of such Third Party to prosecute, maintain and extend such Patent Rights.

10.4                        Infringement Actions.

(a)           Notification of Litigation.  In the event of the institution of any suit by a Third Party against either Trubion or Facet or otherwise, in respect of patent infringement involving the manufacture, use, sale, license, offer for sale, marketing, import or export of a Product within the Field anywhere in the Territory, any Party sued or to whom notice or knowledge of such proceeding shall arise, shall promptly notify the other Party in writing.

(b)           Information and Settlement.  Each Party shall keep the other Party informed of the status of any patent infringement litigation or settlement thereof concerning the Products within the Field in the Territory.

10.5        Enforcement of Patent Rights.

(a)           Notice and Consultation.  If either Facet or Trubion becomes aware of any infringement, anywhere in the Territory, of any issued patent within the Trubion Patent Rights, Facet Product Patent Rights, Facet Collaboration Patent Rights, or Joint Patent Rights, which infringing activity adversely affects or is reasonably expected to adversely affect any Product, it will promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such infringing activity.

(b)           Enforcement of Patent Rights Before Opt-Out.  If neither Party has exercised or is deemed to have exercised its Opt-Out Option, the Parties shall have the joint right, but neither Party shall be obligated, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of (1) the Trubion Patent Rights, Facet Collaboration Patent Rights, or Facet Product Patent Rights, [ * ] or (2) the Joint Patent Rights, [

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

* ].  If both Parties wish to so enforce such Patent Rights, Trubion and Facet shall be jointly responsible for, and shall bear equally, all the costs and expenses of any such suit brought by them.  Any recoveries obtained by the Parties as a result of any proceeding against such Third Party infringer shall be allocated as follows:

(i)            [ * ]; and

(ii)           [ * ].

If one Party elects not to participate in the infringement action and the Parties have not obtained a discontinuance of the infringement of such Patent Rights, then the other Party shall have the right, but not the obligation, to bring suit against such Third Party infringer of (3) the Trubion Patent Rights, Facet Collaboration Patent Rights or Facet Product Patent Rights, [ * ] or (4) the Joint Patent Rights, [ * ]; provided in each case that the pursuing Party shall bear all of the expenses of such suit.  The other Party will cooperate with the pursuing Party in any such suit and shall have the right to consult with the pursuing Party and to participate in and be represented by independent counsel in such litigation at its own expense.  Any recoveries obtained by the pursuing Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(iii)                            [ * ];

(iv)                             [ * ];

(c)           Enforcement of Patent Rights After Opt-Out.  If a Party has exercised or is deemed to have exercised its Opt-Out Option with respect to a Collaboration Product under this Agreement and the Non-Opt-Out Party has delivered or is deemed to have delivered a Pursuit Notice and is pursuing the resulting Royalty Product, the Non-Opt-Out Party shall have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of (1) the Trubion Patent Rights, Facet Collaboration Patent Rights or Facet Product Patent Rights that are licensed to the Non-Opt-Out Party, [ * ] or (2) the Joint Patent Rights, [ * ].  If the Non-Opt-Out Party does not wish to enforce such Patent Rights, it shall timely notify the Opt-Out Party in writing and the Opt-Out Party shall have the right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of (3) the Trubion Patent Rights, Facet Collaboration Patent Rights or Facet Product Patent Rights that are licensed to the Non-Opt-Out Party, [ * ] or (4) the Joint Patent Rights, [ * ]. The pursuing Party shall bear all of the expenses of such suit.  The other Party will cooperate with the pursuing Party in any such suit and shall have the right to consult with the pursuing Party and to participate in and be represented by independent counsel in such litigation at its own expense.  Any recoveries obtained by the Parties as a result of any proceeding against such Third Party infringer shall be allocated as follows:

(i)            [ * ]; and

(ii)           The remainder of the recovery will be allocated as follows:

a.             [ * ];

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b.             [ * ].

(d)           Patents Licensed from Third Parties.  If either Party licenses any Patent Rights from a Third Party and such Patent Rights qualify as Trubion Patent Rights or Facet Product Patent Rights, then each Party’s rights under this Section 10.5 with respect to such Patent Rights shall be subject to the rights of such Third Party to enforce such Patent Rights against infringers.

10.6        Patent Term Extensions.

(a)           All Products.  The Parties hereto shall cooperate with each other and provide reasonable assistance to each other to obtain a patent term extension, or its equivalent anywhere in the Territory, including under 35 U.S.C. Section 156 and its foreign counterparts, of any Trubion Patent Right, Facet Collaboration Patent Rights or Facet Product Patent Right with respect to a Product.  Subject to Section 10.6(b), to the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

(b)           Collaboration Products.  The JPC shall make all patent term extension decisions with respect to a Collaboration Product.  Each Party shall consult with the other Party before applying for or obtaining any patent term extension or related extension of rights, including supplementary protection certificates and similar rights for any Trubion Patent Rights, Facet Collaboration Patent Rights or Facet Product Patent Rights with respect to a Collaboration Product.  Neither Party shall proceed with such an extension until the Parties have agreed to a strategy therefor (with any disagreements on such strategy to be resolved by the JPC).

(c)           Royalty Products.  The Non-Opt-Out Party shall make all elections with respect to obtaining such patent term extension with respect to a Royalty Product for all Joint Patent Rights, Trubion Product Patent Rights and Facet Product Patent Rights that (i) claim [ * ] and (ii) are licensed to the Non-Opt-Out Party.

10.7        Trademarks.

(a)           The JCC shall decide on a Product-by-Product basis which Party shall be responsible for the selection, registration, maintenance and defense of all Marks for use in connection with the sale or marketing of a Collaboration Product in the Field in the Territory.  Such Party shall own such Marks and shall grant the other Party a license with respect thereto to conduct its obligations pursuant to the Commercialization Plan.  The Parties shall share equally all Trademark Costs, which shall be Development Costs if incurred prior to the First Commercial Sale of such Collaboration Product and Commercialization Costs if incurred thereafter.  All uses of such Marks shall be reviewed by the JCC and shall comply with all applicable Laws and regulations (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries).

(b)           The Non-Opting-Out Party shall be responsible for the selection, registration, maintenance and defense of all Marks for use in connection with the sale or marketing of the applicable Royalty Product in the Field in the Territory, as well as all

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Trademark Costs associated therewith.  Such Party shall own such Marks.  All uses of such Marks shall comply with all applicable Laws and regulations (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries).

(c)           Neither Party shall, without the other Party’s prior written consent, use any Mark or Marks that include, in whole or part, any corporate name or logo of the other Party, or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Products under this Agreement, except as may be expressly authorized in a co-promotion agreement between the Parties pursuant to Section 5.11 and except to the extent required to comply with applicable Laws and regulations.

11.                               CONFIDENTIALITY.

11.1        Confidentiality.

(a)           During the Term and [ * ] thereafter, each Party shall not use or reveal or disclose to Third Parties any Confidential Information of the other Party without first obtaining the written consent of the other Party, except as may be otherwise provided in, or required in order for a Party to fulfill its obligations or exercise its rights under this Agreement.  This confidentiality obligation shall not apply to such information that (i) is or becomes a matter of public knowledge (other than by breach of this Agreement by the receiving Party), (ii) the receiving Party can establish was already known to it or was in its possession, other than under an obligation of confidentiality, at the time of disclosure, (iii) is disclosed to the receiving Party, without any restrictions on further disclosure, by a Third Party having the right to do so and that did not obtain such information from the disclosing Party, or (iv) is subsequently independently developed or discovered by employees or agents of the receiving Party or its Affiliates who have had no access to such Confidential Information. [ * ].  The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

(b)           Each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in any of the following situations:

(i)            filing or prosecuting Trubion Patent Rights, Facet Product Patent Rights or Joint Patent Rights;

(ii)           regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the SEC or FDA, with respect to a Product;

(iii)         prosecuting or defending litigation;

(iv)          complying with applicable Laws and regulations, including regulations promulgated by securities exchanges, court order, and administrative subpoena or order;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)            disclosure to its Affiliates, employees, agents, sublicensees, and independent contractors, to the extent necessary for the purposes of enabling the receiving Party to fulfill its obligations under this Agreement, provided, the receiving Party shall be responsible for breaches of the confidentiality obligations by such Affiliate, employees, agents, and independent contractors, and provided further that, each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 11 (except with a minimum duration of [ * ] for independent contractors) prior to any such disclosure; and

(vi)          disclosure of the material terms of this Agreement and/or of any collaboration results or status reports (including unblinded data from any Clinical Trials) to any bona fide potential or actual investor, investment banker, acquirer, merger partner, sublicensee, or other potential or actual financial or commercial partner; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 11 (except with a minimum duration of [ * ]) prior to any such disclosure.

(c)           In the event it is necessary for a Party to disclose Confidential Information of the other Party to comply with a court order or administrative subpoena or order, such Party must first use its reasonable efforts to obtain an order preserving the confidentiality of the information and must give the other Party timely notice of the contemplated disclosure to allow the other Party to intervene to preserve the confidentiality of the information by, for example, seeking an appropriate protective order.

11.2        Scientific Information.  During the Term, each Party will submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to Products within the Field for review in connection with preservation of patent rights and/or to determine whether any of such other Party’s Confidential Information should be modified or deleted.  Written copies of such proposed publications and presentations shall be submitted to the non-publishing Party no later than [ * ] before submission for publication or presentation and the non-publishing Party shall provide its comments with respect to such publications and presentations within [ * ] of its receipt of such written copy.  The publishing Party shall delay the submission for publication or presentation for a period of up to [ * ] in the event the non-publishing Party can demonstrate reasonable need for such delay, including without limitation, the preparation and filing of patent applications.  By mutual agreement, this period may be further extended.  In addition, upon the non-publishing Party’s request, the publishing Party shall delete from the proposed submission any Confidential Information of the non-publishing Party; provided, however, [ * ].  Trubion and Facet will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to Products within the Field. Notwithstanding the rest of this Section 11.2, the Opt-Out Party may not publish any academic, scientific or medical publications or make any public presentations regarding the Royalty Product without the prior written consent of the Non-Opt-Out Party.

11.3        SEC Filings. Before disclosing this Agreement or any of the terms hereof pursuant to this Section 11.3, the Parties will consult with each other and agree upon the terms of this Agreement to be redacted in making any such disclosure. The Parties shall separately submit confidential treatment request to the SEC but file the same redacted Agreement in such filings.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, either Party may disclose the terms of this Agreement and any Confidential Information related to this Agreement, including, without limitation, clinical data, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Laws, including, without limitation, the rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”), including comment letters received from the SEC related to SEC periodic reports and other filings.  .

11.4        Public Announcements.  The Parties will make a joint public announcement of this Agreement substantially in the form of the draft press release reviewed and approved by them prior to the signing of this Agreement.  No other public announcement or other disclosure to Third Parties concerning the terms of this Agreement shall be made, either directly or indirectly, by either Party, except as may be legally required or as may be required for financial reporting purposes, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure.

11.5        Non-Solicitation.  Without the prior written consent of the other Party, each of Trubion and Facet agrees that during the Term and for [ * ] thereafter, neither it nor any of its Affiliates will directly or indirectly solicit for purposes of hiring any person employed by the other Party or any of its Affiliates or who was employed by the other Party or any of its Affiliates within the then prior [ * ], or in any manner seek to induce any such person to leave his or her employment; provided, however, that nothing in this Section 11.5 shall prohibit Facet or Trubion, as the case may be, from hiring any employees of the other who respond to general employment solicitations not targeted at employees of a Party or any of its Affiliates, including general advertisements.

12.                               REPRESENTATIONS AND WARRANTIES.

12.1        Representations of Trubion.  Trubion represents and warrants as of the Signing Date that (i) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation, (ii) the execution, delivery and performance of this Agreement by Trubion has been duly authorized by all requisite corporate action and does not require any shareholder action or approval, (iii) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and to grant the licenses granted by it to the other Party pursuant to this Agreement, and (iv) the execution, delivery and performance by Trubion of this Agreement and its compliance with the terms and provisions of this Agreement does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (A) any agreement or instrument binding or affecting it or the subject matter of this Agreement; (B) the provisions of its charter or operative documents or bylaws; or (C) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound except where such conflict, breach or default would not materially impact (I) Trubion’s ability to meet its obligations hereunder or (II) the rights granted to Facet hereunder.

12.2        Additional Representations of Trubion.  In addition, except as disclosed in Schedule 12.2, Trubion hereby represents and warrants as of the Signing Date that:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           it has provided a complete and accurate list of all Third Party vendor contracts and Third Party licenses in effect as of the Signing Date to which Trubion or a Trubion Affiliate is a Party (i) that are reasonably necessary for the Development, Manufacture or Commercialization of TRU-016 or any other Product in the Field in the Territory in accordance with the terms of this Agreement or (ii) pursuant to which Development, Manufacture or Commercialization services are being provided or have been ordered as of the Signing Date with respect to TRU-016 or any other Product in the Field in the Territory, all such contracts and licenses are in full force in accordance with their terms except as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Parties to exercise the rights and perform the obligations under this Agreement and Trubion is not in breach of any material term thereof;

(b)           except for the intellectual property licensed to Trubion pursuant the license agreements listed in Schedule 12.2(b), it owns all right, title and interest in and to all of the Trubion Patent Rights and Trubion Know-How; such license agreements do not and will not require Trubion to make any royalty payments or other payments (other than services fees or other payments not expressly identified as fees for the use of intellectual property rights) to the applicable Third Party licensors in consideration for the exercise of the rights licensed to Trubion as of the Signing Date under such licenses;

(c)           it does not own and has not licensed any intellectual property that in each case would otherwise qualify as Trubion Patent Rights or material Trubion Know-How that is reasonably necessary for the Development, Manufacture, use, importation or Commercialization of Products in the Field under the terms of this Agreement, but for the fact that such intellectual property is not licensable to Facet hereunder and therefore not Controlled by Trubion (and, due solely to such lack of Control despite owning or holding a license thereto, does not meet the definition of Trubion Patent Rights or Trubion Know-How);

(d)           it has not received any written notice asserting or alleging that the research or Development of any Product by or on behalf Trubion prior to the Signing Date infringed or misappropriated the intellectual property rights of any Third Party;

(e)           to Trubion’s knowledge, the Development, Manufacture and Commercialization after the Signing Date of TRU-016 can be carried out in the manner reasonably contemplated as of the Signing Date without (i) infringing any Patent Rights owned or controlled by a Third Party or (ii) misappropriating any Know-How owned or controlled by a Third Party; provided, however, that Trubion is not making any representation or warranty pursuant to this Section 12.2(e) with respect to [ * ] or [ * ] ;

(f)            to Trubion’s knowledge, there is no unauthorized use, infringement or misappropriation of any of the Trubion Patent Rights or Trubion Know-How by any person;

(g)           to Trubion’s knowledge, it has not used in the Development of TRU-016 any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or is the subject of debarment proceedings by a Regulatory Authority;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)           there are no actions or proceedings (including any inventorship challenges or interferences) pending or, to the knowledge of Trubion, threatened with respect to (i) any of the Trubion Patent Rights and Trubion Know-How or (ii) the Development or Manufacture of TRU-016;

(i)            it has made available to Facet a complete and accurate copy of any IND and other related Regulatory Materials for TRU-016 and has not omitted any material data from such IND or Regulatory Materials; and

(j)            no Regulatory Authority has, to Trubion’s knowledge, commenced or threatened to initiate any action or proceeding to refuse to file, reject, not approve, or withdraw any Regulatory Material related to the Product(s), nor has Trubion received any notice to such effect; and to Trubion’s knowledge, Trubion is not in violation of any applicable Laws that could reasonably be expected to form the basis for such an action; and

(k)           Trubion believes in good faith, based upon due inquiry, that the Development, Manufacture and Commercialization after the Signing Date of TRU-016 can be carried out in the manner reasonably contemplated as of the Signing Date without infringing (taking into account the provisions of 35 U.S.C. Section 271(e)) [ * ] or [ * ], provided that, in the case of [ * ], due inquiry means due inquiry given the length of time since the date Trubion was made aware of [ * ].

12.3        Representations of Facet.  Facet represents and warrants as of the Signing Date that (i) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation, (ii) the execution, delivery and performance of this Agreement by Facet has been duly authorized by all requisite corporate action and does not require any shareholder action or approval, (iii) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and to grant the licenses granted by it to the other Party pursuant to this Agreement, and (iv) the execution, delivery and performance by Facet of this Agreement and its compliance with the terms and provisions of this Agreement does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (A) any agreement or instrument binding or affecting it or the subject matter of this Agreement; (B) the provisions of its charter or operative documents or bylaws; or (C) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound except where such conflict, breach or default would not materially impact (I) Facet’s ability to meet its obligations hereunder or (II) the rights granted to Trubion hereunder.

12.4        Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 12.1, 12.2 AND 12.3, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF PRODUCTS ARE DEVELOPED, WITH RESPECT TO SUCH PRODUCTS, THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.5        Mutual Covenant. Each Party covenants to the other Party that it shall at all times comply in all material respects with all applicable Laws relating to its activities under this Agreement.

13.                               LIABILITY AND INDEMNIFICATION.

13.1        Limitation on Liability.  Except for breaches of Section 8.5 or Article 11, neither Party shall be liable to the other Party under this Agreement for any indirect, incidental, punitive, exemplary, special or consequential damages of any kind whatsoever sustained as a result of a breach of this Agreement; provided, however, that this limitation will not reduce or affect the Parties’ obligations in respect of Third Party claims under Section 13.2 or Section 13.3.

13.2        Mutual Indemnification.  Each Party shall defend, indemnify and hold harmless the other Party and its Affiliates and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all Third Party claims, complaints, recall obligations and liabilities, or lawsuits for damages (collectively referred to as “Claims”) arising out of (i) any negligent act or omission, or willful wrongdoing by the indemnifying Party, its Affiliate or sublicensees in the performance of this Agreement, (ii) the failure by the indemnifying Party, its Affiliate or sublicensees to comply with any applicable Law or governmental requirement, and/or (iii) any breach of any representation or warranty of the indemnifying Party contained in this Agreement.  The indemnifying Party shall not be obligated under this Section 13.2 to the extent that the Claim was the result of the non-performance, negligence or willful misconduct of the indemnified Party or anyone acting on behalf of the indemnified Party, including its Affiliates and sublicensees, and its and their officers, directors, shareholders, employees, agents, representatives, successors and assigns.

13.3        Indemnification After Opt-Out.  In addition to its obligations under Section 13.2, if a Party has exercised or is deemed to have exercised its Opt-Out Option with respect to a Product and the Non-Opt-Out Party has delivered or is deemed to have delivered a Pursuit Notice with respect thereto, the Non-Opt-Out Party shall defend, indemnify and hold harmless the Opt-Out Party and its Affiliates and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all Claims arising out of the Development, manufacture, use, handling, storage, promotion, use, sale, license, offer for sale, marketing, import or export of such Royalty Product (other than to the extent the Opt-Out Party is responsible for the Claim under Section 13.2) on or after the Opt-Out Effective Date.  The Non-Opt-Out Party shall not be obligated under this Section 13.3 to the extent that the Claim was the result of the nonperformance, negligence or willful misconduct of the Opt-Out Party or anyone acting on behalf of the Opt-Out Party, including its Affiliates or sublicensees, and their officers, directors, shareholders, employees, agents, representatives, successors and assigns.

13.4        Limitations on Indemnification.  The obligations to indemnify, defend, and hold harmless set forth in Sections 13.2 and 13.3 shall be contingent upon the Party seeking indemnification (the “Indemnitee”): (i) notifying the indemnifying Party of a claim, demand or suit within ten (10) days of receipt of same; provided, however, that Indemnitee’s failure or delay in providing such notice shall not relieve the indemnifying Party of its indemnification obligation except to the extent the indemnifying Party is prejudiced thereby; (ii) allowing the indemnifying Party and/or its insurers the right to assume direction and control of the defense of any such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

claim, demand or suit; (iii) using its [ * ] to cooperate with the indemnifying Party and/or its insurers, at the indemnifying Party’s expense, in the defense of such claim, demand or suit; and (iv) agreeing not to settle or compromise any claim, demand or suit without prior written authorization of the indemnifying Party.  The Indemnitee shall have the right to participate in the defense of any such claim, demand or suit referred to in this Section 13.4 utilizing attorneys of its choice, at its own expense, provided, however, that the indemnifying Party shall have full authority and control to handle any such claim, demand or suit.

13.5        Other Third Party Claims.  In the event of the institution after the Signing Date of any suit by a Third Party against either Trubion or Facet, in respect of the Development, Manufacture, use, handling, storage, promotion, use, sale, license, offer for sale, marketing, import or export of a Collaboration Product within the Field anywhere in the Territory for such activities during the Term for which neither Party is responsible under Section 13.2 or Section 13.3 the Parties shall cooperate and jointly control the defense and settlement of the suit and all out-of-pocket litigation expenses incurred by the Parties in the defense or settlement of the suit as well as all damages awarded against a Party or agreed to by the Parties in a settlement shall be considered Development Costs, if incurred prior to the First Commercial Sale of such Collaboration Product, or Commercialization Costs, if incurred after the First Commercial Sale of such Collaboration Product, or [ * ].

13.6        Insurance.  During the Term and for a period of [ * ] after the Term, or, in the case of a Party that has exercised or is deemed to have exercised its Opt-Out Option in respect of all Products under this Agreement until [ * ] after the final Opt-Out Effective Date, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party; provided that such amounts shall not be less than [ * ] before the first dosing of the first patient in the initial Phase III Clinical Study (or the transition to the pivotal phase of a Phase II/III Clinical Study) of a Product and shall not be less than [ * ] thereafter.  Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Collaboration Products and the Royalty Products (solely in the event that the policy holder is the Non-Opt-Out Party with respect thereto) in the Territory.  Each Party shall provide written proof of the existence of such insurance to the other Party upon request.

14.                               TERM AND TERMINATION.

14.1        Term.  This Agreement shall become effective on the Signing Date and, unless earlier terminated pursuant to this Article 14, shall expire on a Product-by-Product and country-by-country basis (a) in respect of Royalty Products, upon expiration of the Royalty Period for the Royalty Product in the country and (b) in respect of Collaboration Products, at such time as Facet and Trubion and their Affiliates and permitted sublicensees have all stopped selling the Collaboration Product in the country and the Commercialization Plan does not contemplate future sales of the Collaboration Product in the country (the “Term”).  If the Term or license has not been earlier terminated, upon the expiration of the Term on a Product-by-Product and country-by-country basis, the licenses granted to each Party hereunder shall, with respect to such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product(s) and country(ies), upon and after such expiration, become nonexclusive, royalty-free, paid-up and irrevocable.

14.2        Termination by Either Party for Breach.

(a)           Breach. Subject to Section 14.2(c), each Party shall have the right to terminate this Agreement upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [ * ] from the date of such notice (or within [ * ] from the date of such notice in the event such material breach is solely based upon the breaching Party’s failure to pay any amounts due hereunder); provided that if such material breach is not reasonably subject to cure within the [ * ] period from notice, then the breaching Party shall have an additional [ * ] to effect such cure if it is undertaking Diligent Efforts to cure such breach and shall have provided a written plan reasonably acceptable to the non-breaching Party to cure such breach within such additional period.  Notwithstanding anything to the contrary in this Agreement, the breaching Party shall not have the right to exercise its Opt-Out Option pursuant to Section 7.2 and Facet shall not have the right to terminate the Agreement under Section 14.3 during the period between its receipt of the notice of a material breach and its cure of such material breach or the resolution of any dispute with respect thereto pursuant to Section 14.2(c); provided that if such dispute is resolved in the favor of such alleged breaching Party, such Party shall be entitled to exercise its Opt-Out Option pursuant to Section 7.2 or, in the case of Facet, its right to terminate the Agreement under Section 14.3 within [ * ] of such resolution if it was deprived of the ability to exercise its Opt-Out Option on account of this sentence.

(b)           Continuation. If the non-breaching Party has the right to terminate this Agreement under Section 14.2(a), then, instead of terminating this Agreement, the non-breaching Party may elect to continue this Agreement by notice to the breaching Party, provided, however, if the non-breaching Party elects to continue this Agreement, upon written notice of continuation from the non-breaching Party, then the breaching Party shall be deemed to have exercised its Opt-Out Option and the notice pursuant to this Section 14.2(b) shall be deemed an “Opt-Out Notice” and a “Pursuit Notice” with respect to all Products under this Agreement regardless of whether such breach related to any particular Product and the provisions of Section 7.5 shall apply with respect to all Products under this Agreement and the breaching Party shall bear [ * ] of the reasonable expenses incurred by the non-breaching Party in the course of performing its transfer obligations pursuant to Sections 7.5(b)(iii), 7.5(b)(iv), 7.5(vi)(2) and 7.5(vii). The preceding sentence shall not in any event limit in any manner the non-breaching Party’s other remedies for an uncured material breach of this Agreement.

(c)           Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 14.2(a), and such alleged breaching Party provides the other Party notice of such dispute and its intention to seek arbitration or judgment by a court pursuant to Article 15 within such [ * ] period (or [ * ] period for failure to make any payment), then the non-breaching Party shall not have the right to terminate this Agreement under Section 14.2(a) unless and until an arbitrator or court, in accordance with Article 15, has determined that the alleged breaching Party has materially breached this Agreement and that such Party fails to cure such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

breach within [ * ] following such decision of such arbitrator or court (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [ * ] following such decision of such arbitrator or court). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

14.3        Termination by Facet at Will.  Facet shall have the right to terminate this Agreement in its entirety upon [ * ] prior written notice to Trubion, provided that, within eighteen (18) months after the Signing Date, such notice shall only be effective if accompanied by the payment of a termination fee equal to Ten Million Dollars ($10,000,000.00).  Notwithstanding anything to the contrary in this Agreement, Facet shall have no right to terminate this Agreement pursuant to the preceding sentence after Facet has been deemed to have exercised its Opt-Out Option on account of an uncured breach pursuant to Section 14.2(b).

14.4        Effects of Termination by Facet at Will.  Upon termination of this Agreement by Facet under Section 14.3, the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a)           Licenses. The licenses granted in Article 8 shall terminate. Notwithstanding the foregoing, Facet hereby grants to Trubion, effective only upon such termination, a [ * ] license, [ * ], under the [ * ] to Develop, make, have made, use, import, export, offer for sale, sell and Commercialize any Products that are in active clinical development or are Commercialized as of the date of termination for the Field in the Territory, provided that [ * ]. In all cases where any element of the Facet Applied Technology is licensed to Facet by a Third Party, as a condition precedent for a license to be granted to Trubion pursuant to this Section 14.4(a), Trubion shall be required to agree in writing within [ * ] of the effective date of termination to pay any payments, including royalties on sales by Trubion or its permitted sublicensees, that accrue and become payable to such Third Party licensor after the effective date of the license to Trubion. Facet will not be obligated to maintain any Third Party license agreement in effect unless Trubion timely exercises its rights as provided in the foregoing sentence or to grant sublicenses under this Section 14.4(a), if Facet is prohibited from granting such sublicenses under its agreement(s) with its licensor(s), but shall be required to use Diligent Efforts to obtain permission to grant such a sublicense from any such licensor(s).

(b)           Marks. Facet shall, as promptly as commercially practicable, assign to Trubion all of Facet’s right, title and interest in and to the Marks used or to be used with the Products (excluding any such Marks that include, in whole or part, any corporate name or logo of Facet or its Affiliates or permitted sublicensees), including any goodwill associated therewith. For the avoidance of doubt, only those Marks which have been (i) identified prior to the effective date of termination of this Agreement as the single designated lead candidate Mark for a non-commercialized Product, or (ii) actually used in connection with a Commercialized Product, shall be assigned. Trubion shall be responsible for recording such assignment in the Territory with the appropriate Governmental Authority and will bear all costs associated with such assignment and recordation. Facet shall cooperate in facilitating such assignment and recordation by timely executing all necessary documents provided to it by Trubion.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Regulatory Materials. Facet shall transfer and assign to Trubion in the form and format in which such materials are maintained by Facet in the ordinary course of business, all Regulatory Materials for Products in the Territory that are Controlled by Facet or its Affiliates or permitted sublicensees.

(d)           Transition Assistance. Facet shall, [ * ], provide Transition Assistance for the purpose of transferring or transitioning to Trubion, (i) in the form and format in which such Facet Applied Know-How is maintained by Facet in the ordinary course of business, all Facet Applied Know-How not already in Trubion’s possession, and (ii) at Trubion’s request, all then-existing Third Party agreements relating solely to Products hereunder and that Facet is able, using Diligent Efforts to, assign to Trubion, in each case, to the extent reasonably necessary for Trubion to continue researching, Developing, Manufacturing, or Commercializing Products, provided, however, that Facet shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement, and Facet is not required to pay any consideration or commence litigation in order to effect an assignment of any such agreement to Trubion.

(e)           Remaining Inventories. Trubion shall have the right to purchase from Facet [ * ] (less any portion of the cost previously shared by Trubion as a Development Cost or Commercialization Cost) any or all of the inventory of Bulk API and/or Products held by or for Facet or its Affiliates as of the effective date of termination pursuant to the terms of this Agreement or the Commercial Supply Agreement, as applicable. Trubion shall notify Facet within [ * ] after the effective date of termination whether Trubion elects to exercise such right.

14.5        Effect of Termination by Trubion for Uncured Breach.  Upon termination of this Agreement by Trubion under Section 14.2(a), the licenses granted under Article 8 shall terminate.  Notwithstanding the foregoing, Facet hereby grants Trubion, effective only upon such termination, a [ * ] license, [ * ], under [ * ], to Develop, make, have made, use, import, export, offer for sale, sell and Commercialize any Products that are [ * ].  In addition, Facet shall comply with Section 14.4(c).

14.6        Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision of this Agreement to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

14.7        Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Trubion and Facet are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the United States Bankruptcy Code, (a) the other Party shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party shall not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Trubion Know-How in the case that Trubion is the Bankrupt Party and Facet Applied Know-How in the case Facet is the Bankrupt Party.

14.8        Continuing Rights and Obligations.  Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement: [ * ]. In addition, the other applicable provisions of Article 9 shall survive to the extent required to make final reimbursements, reconciliations or other payments with respect to Product Profits, Net Sales and costs and expenses incurred or accrued prior to the date of termination or expiration. Furthermore, any other provision required to interpret or to enforce the Parties’ remaining rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

15.                               DISPUTE RESOLUTION; LIABILITY.

15.1        General.  Any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the Parties.  If, however, the Parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than [ * ] after referral.

15.2        Failure of Executive Officers to Resolve Dispute.  If the Executive Officers are unable to settle the dispute after good faith negotiation in the manner set forth above or in Section 2.7, the matter (a) shall be resolved in accordance with Section 15.3, and (b) either Party may seek injunctive or other equitable relief in any court in any jurisdiction where appropriate.

15.3        Arbitration.  Matters under Section 15.2 which are to be resolved through binding arbitration shall be settled by traditional arbitration or, for matters specifically identified in Section 2.7(c)(a), baseball arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, except to the extent such rules are inconsistent with this Section 15.3. The proceedings and decisions of the arbitrators shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

confidential, final and binding on the Parties, and judgment upon the award of such arbitrator(s) may be entered in any court having jurisdiction thereof.

(a)           The arbitration shall take place in [ * ].

(b)           Traditional arbitration shall be conducted by an arbitration panel consisting of three (3) independent arbitrators, and the award or decision shall be rendered by a majority of the members of the arbitration panel.  Each arbitrator shall have not less than fifteen (15) years of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration.  Each Party shall appoint one arbitrator, and the third arbitrator shall be selected jointly by the two arbitrators appointed by the Parties, unless the Parties otherwise agree as to the identity of the third arbitrator.  If the two arbitrators appointed by the Parties are unable to agree upon the third arbitrator within [ * ] of any request for arbitration, such arbitrator shall be selected by the AAA.  Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute.  The written decision of the arbitrators shall state the panel’s findings of material facts and the grounds for its conclusions and shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction.

(c)           Baseball Arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with AAA rules.  If the Parties are unable to select an arbitrator within [ * ] of the notice that initiated the baseball arbitration, then the arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute. Within [ * ] after the selection of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposed resolution of the dispute that is the subject of the arbitration, together with any relevant evidence in support thereof (the “Proposals”).  Within [ * ] after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal.  The Parties and the arbitrator shall meet within [ * ] after the Parties have submitted their final Proposals (and rebuttals, if any), at which time each Party shall have [ * ] to argue in support of its Proposal.  The Parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the meeting. Within [ * ] after such meeting, the arbitrator shall select one of the final Proposals so submitted by one of the Parties as the resolution of the dispute, but may not alter the terms of either final Proposal and may not resolve the dispute in a manner other than by selection of one of the submitted final Proposals. If a Party fails to submit a Proposal within the initial [ * ] time frame set forth in the fourth sentence of this Section 15.3(c), the arbitrator shall select the Proposal of the other Party as the resolution of the dispute. Any time period set forth in this Section 15.3(c) may be extended by mutual agreement of the Parties.

(d)           Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the arbitrator(s) and other related costs of the arbitration shall be shared equally by the Parties, unless the arbitrator(s) determine(s) that a Party has incurred unreasonable expenses due to vexatious or bad faith

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

positions taken by the other Party, in which event the arbitrator(s) may make an award of all or any portion of such expenses so incurred.

(e)           The arbitrator(s) shall be required to render their decision in writing and to comply with, and their award shall be limited by, any express provisions of this Agreement relating to damages or the limitation thereof. No arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a Proposal, and such award is expressly prohibited.

15.4        Patent and Trademark Disputes.  Notwithstanding Section 15.2, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Rights or trademark rights covering the manufacture, use, importation, offer for sale or sale of Products shall be submitted to a court of competent jurisdiction in the country in which such Patent Rights or trademark rights were granted or arose.

16.                               MISCELLANEOUS.

16.1        Assignment.  Except as provided in subsections (a) and (b) below, neither this Agreement nor any interest hereunder shall be assignable by either Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  In addition to the foregoing, each Party may assign its right, in whole or part, to receive payments under this Agreement.  Any assignment not in accordance with this Section 16.1 shall be void. Notwithstanding anything to the contrary in this Agreement, in the event that a Party undergoes an acquisition by a Third Party, no intellectual property rights of the Third Party assignee, acquiror or successor of such Party or any Affiliate of such Third Party shall be included in the subject matter licensed hereunder, to the extent that such intellectual property rights were held by the Third Party prior to the acquisition, or are created outside of any activities under this Agreement by personnel who were not employees of the acquired Party at the time of the acquisition. Notwithstanding anything to the contrary in this Agreement, in the event that a Party makes an assignment pursuant to subsection (b) below to a Third Party, no intellectual property rights of the Third Party assignee or any Affiliate of such Third Party shall be included in the subject matter licensed hereunder, to the extent that such intellectual property rights were held by the Third Party prior to the assignment, or are created outside of any activities under this Agreement by personnel who were not employees of the assigning Party at the time of the assignment.

(a)           Each Party may assign all of its rights and delegate all of its obligations under this Agreement without the other Party’s consent to an Affiliate or to a successor to substantially all of the business of such Party to which this Agreement relates, whether in merger, sale of stock, sale of assets or other transaction.

(b)           Each Party may assign all of its rights and delegate all of its obligations under this Agreement without the other Party’s consent to a Third Party who is not a successor to such Party as described in Section 16.1(a), if such Third Party is not a CD37 Competitor,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided that: (i) before commencing negotiations with such a Third Party for such an assignment, the assigning Party shall notify the other Party, and the Parties shall have [ * ] to negotiate in good faith a non-binding term sheet setting forth the principal terms and conditions under which the assigning Party would assign such rights and delegate such obligations to the other Party.  If the Parties agree on such non-binding term sheet within the [ * ]-period, then the Parties shall have an additional time period, not to exceed [ * ] from the receipt of the notice from the assigning Party, to enter into a definitive agreement based on the terms of the non-binding term sheet. Notwithstanding anything to the contrary above, the assigning Party shall at all times be free to engage in concurrent negotiations with one or more Third Parties but shall not conclude an assignment with a Third Party during the [ * ] period described above during which the Parties are negotiating the term sheet and/or during the [ * ] period described above during which the Parties are negotiating the definitive agreement; and (iii) the assigning Party shall also assign or otherwise grant a license to such Third Party assignee to all of its Patent Rights and Know-How under its Control that are specific to the Products, and grant to such Third Party assignee all other rights and deliver to such Third Party assignee all information and materials in each case that is reasonably necessary for such Third Party assignee to perform the assigning Party’s obligations under this Agreement.

16.2        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.3        Government Approvals.  Trubion and Facet will cooperate and use respectively Diligent Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

16.4        Force Majeure.  Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence.  It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Diligent Efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

16.5        Correspondence and Notices.

(a)           Ordinary Notices.  Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, or sent by facsimile transmission, email or airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

(b)           Extraordinary Notices.  Extraordinary notices and other communications hereunder (including without limitation, any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given if delivered personally or by

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

All correspondence to Facet shall be addressed as follows:

Facet Biotech Corporation

1500 Seaport Blvd.

Redwood City, CA  94063

Attn: Chief Executive Officer

Fax: (650) 454-2000

with a copy to:

Facet Biotech Corporation

1500 Seaport Blvd.

Redwood City, CA  94063

Attn: General Counsel

Fax: (650) 454-2000

and a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306-2155

Attn: Glen Sato

Fax: (650) 849-7400

All correspondence to Trubion shall be addressed as follows:

Trubion Pharmaceuticals, Inc.

2401 4th Avenue

Suite 1050

Seattle, Washington 98121

Attn: President & CEO

Fax: (206) 838-0503

with a copy to:

Trubion Pharmaceuticals, Inc.

2401 4th Avenue

Suite 1050

Seattle, Washington 98121

Attn: General Counsel

Fax: (206) 838-0503

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and a copy to: Fenwick & West LLP

1191 Second Avenue

10th Floor

Seattle, WA  98101

Attn:  Alan C. Smith

Fax:  (206) 389-4511

16.6        Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

16.7        Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

16.8        Waiver.  Except as expressly limited by the terms of this Agreement, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of the Parties of any breach of any provision of this Agreement by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

16.9        Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law.

16.10      Construction

(a)           The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

(b)           Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Except as otherwise indicated, all references in this Agreement to “Articles”, “Sections,” “Exhibits” and “Schedules” are intended to refer to Articles and Sections of this Agreement, and Exhibits and Schedules to this Agreement.

16.11      Governing Law.  This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California, without regard to conflict of law principles thereof.

16.12      Entire Agreement of the Parties.  This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter of this Agreement and thereof.  For clarity, the rights and obligations of the Parties on and after the Signing Date with respect to disclosures made under the Non-Disclosure Agreement that relate to the subject matter of this Agreement shall be solely as set forth in this Agreement but the Non-Disclosure Agreement shall remain in full force and effect with respect to all other disclosures made thereunder.

16.13      Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

16.14      Counterparts.  This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.  Any signature page delivered by facsimile or electronic image transmission shall be binding upon the Parties and shall be treated as if originals. Any Party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other Party that requests such original counterpart.

[SIGNATURE PAGE FOLLOWS]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement as of the Signing Date.

FACET BIOTECH CORPORATION		TRUBION PHARMACEUTICALS, INC.

By	/s/ Faheem Hasnain	By	/s/ Peter A. Thompson

Name:	Faheem Hasnain	Name:	Peter A. Thompson

Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

List of Exhibits

Exhibit A	— TRU-016 Description
Exhibit B	— Initial Development Plan
Exhibit C	— Stock Purchase Agreement

List of Schedules

Schedule 1.132	— Trubion Core Patent Rights
Schedule 1.134	— Trubion Product Patent Rights
Schedule 3.7	— Pre-existing Obligations
Schedule 12.2	— Disclosure Schedule

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A (TRU-016 Description)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B (Initial Development Plan)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C (Stock Purchase Agreement)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.132 (Trubion Core Patent Rights)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.134 (Trubion Product Patent Rights)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.7 (Pre-existing Obligations)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

 Schedule 12.2 (Disclosure Schedule)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.